Filed pursuant to Rule 424(b)(4)
Registration No. 333-259473

$250,000,000

MELI Kaszek Pioneer Corp

25,000,000 Class A Ordinary Shares

MELI Kaszek Pioneer Corp is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer throughout this prospectus to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

This is an initial public offering of our Class A ordinary shares, par value $0.0001, which we refer to as our public shares, at an initial public offering of $10.00 per share. We have also granted the underwriters a 45-day option from the date of this prospectus to purchase up to 3,750,000 additional shares to cover over-allotments, if any.

We are not offering warrants in connection with this initial public offering of our Class A ordinary shares, and no warrants will be purchased by our sponsor in a private offering prior to completion of this offering.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding Class A ordinary shares that were sold as part of this offering, which we refer to collectively as our public shares, subject to the limitations and on the conditions described herein. If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor, MELI Kaszek Pioneer Sponsor LLC, has committed to purchase 900,000 Class A ordinary shares (or 975,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share (approximately $9,000,000 in the aggregate or approximately $9,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. We refer to these Class A ordinary shares as the private placement shares throughout this prospectus. Each private placement share is identical to the public shares sold in this offering, except that our sponsor will have certain registration rights, as described herein, and the Class A ordinary shares will not be eligible for redemption in connection with the initial business combination.

Our sponsor has purchased 12,739,286 Class L ordinary shares. We refer to these Class L shares throughout this prospectus as the founder shares. Founder shares will convert into Class A ordinary shares after our initial business combination, only to the extent the trading price of our public shares exceeds certain thresholds after the initial business combination or in the event of specified strategic transactions that occur after our initial business combination (in each case, as further described herein), at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares would equal, in the aggregate on an as-converted basis, up to 30% of the sum of the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination) plus the total number of founder shares issued and outstanding upon completion of this offering, subject to certain adjustments and to the sponsor’s waiver of anti-dilution rights, as described in this prospectus. Notwithstanding the foregoing, all founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange. Prior to our initial business combination, only holders of our founder shares will be entitled to vote on the appointment of directors. On all other matters, holders of our founder shares and holders of our public shares will vote together as a single class, with each public share entitling the holder to one vote per public share.

We will enter into a forward purchase agreement with our sponsor, pursuant to which our sponsor has committed that it will purchase from us 5,000,000 Class A ordinary shares (the “forward purchase shares”) at a price of $10.00 per forward purchase share, for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination. The obligations under the forward purchase agreement will not depend on whether any Class A ordinary shares are redeemed by our public shareholders. The Class A ordinary shares issuable pursuant to the forward purchase agreement will be identical to the Class A ordinary shares being sold in this offering, respectively, except that our sponsor will have certain registration rights, as described herein, and the Class A ordinary shares will not be eligible for redemption in connection with the initial business combination.

Currently, there is no public market for our securities. We have been approved to have our Class A ordinary shares listed on the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “MEKA”. Our shares will be listed on Nasdaq on or promptly after the date of this prospectus.

We are an “emerging growth company” under applicable federal securities laws and as such we will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 44 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions (1)	$0.55	$13,750,000
Proceeds, before expenses, to us	$9.45	$236,250,000

(1)

$0.20 per share, or $5,000,000 in the aggregate (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), is payable upon the closing of this offering. $0.35 per share, or $8,750,000 in the aggregate (or up to $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) is payable to the underwriters upon the completion of an initial business combination for deferred underwriting commissions, which shall be placed in a trust account located in the United States prior to being released to the underwriters. See also “Underwriting” for a description of underwriting compensation payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement shares described in this prospectus, after deducting $5,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $5,750,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $4,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering, $250,000,000, or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee.

The underwriters are offering the public shares for sale on a firm commitment basis. The underwriters expect to deliver the shares to the purchasers on or about October 1, 2021.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Allen & Company LLC	J.P. Morgan

September 28, 2021

We are responsible for the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“we,” “us,” “Company,” “our Company” or “MELI Kaszek Pioneer” refer to MELI Kaszek Pioneer Corp, a Cayman Islands exempted company;

•	“amended and restated memorandum and articles of association” are to our memorandum and articles of association of the Company, adopted on September 10, 2021;

•	“Companies Act” refers to the Companies Act (2021 Revision) of the Cayman Islands as the same may be amended from time to time;

•	“directors” refers to our current directors and director nominees;

•

“forward purchase agreement” are to the agreement providing for the purchase of 5,000,000 forward purchase shares at a price of $10.00 per share by our sponsor in a private placement that will close substantially concurrently with the consummation of our initial business combination;

•	“forward purchase shares” refers to our Class A ordinary shares to be purchased by our sponsor pursuant to the forward purchase agreement;

•

“founder shares” refers to 12,739,286 of our Class L ordinary shares (of which 1,639,286 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) initially purchased by our sponsor in a private placement prior to this offering and, unless the context otherwise requires, the Class A ordinary shares that will be issued upon the automatic conversion of the Class L ordinary shares only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our shares trading at $10.00 per share, $15.00 per share and $20.00 per share, in each case, as described in this prospectus (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•	“initial shareholders” refers to holders of our founder shares prior to this offering;

•	“Kaszek” refers to Kaszek Ventures family of venture funds, including Kaszek Opportunity II, L.P., an affiliate of our sponsor;

•	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•	“management” or our “management team” refers to our executive officers and directors (including our directors nominees that will become directors in connection with the consummation of this offering);

•	“MELI” refers to MercadoLibre, Inc.

•	“ordinary shares” refers to our Class A ordinary shares and our founder shares, collectively;

•	“public shares” refers to our Class A ordinary shares sold as part of the shares in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public shareholders” refers to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•

“private placement shares” refers to the Class A ordinary shares that our sponsor has committed to purchase in a private placement that will close simultaneously with the closing of this offering (which private placement shares are identical to the shares sold in this offering, subject to certain limited exceptions as described in this prospectus) (for the avoidance of doubt, such private placement shares will not be “public shares”);

•	“SPAC” refers to special purpose acquisition companies; and

•	“sponsor” refers to MELI Kaszek Pioneer Sponsor LLC, a Cayman Islands limited liability company.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the founder shares described in this prospectus will take effect as a compulsory redemption of founder shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

GENERAL

MELI Kaszek Pioneer is a newly-incorporated Cayman Islands exempted company structured as a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, to which we refer throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search for an initial business combination on technology-enabled companies operating in Latin America across a number of verticals, including, but not limited to, commerce, financial services, logistics, healthcare, education, enterprise software and entertainment.

WHY MELI KASZEK PIONEER

MELI Kaszek Pioneer reunites the founders and key members of the founding team of MELI, who worked as a cohesive unit during the company’s first decade, from 1999 to 2011. They were pioneers in identifying the potential for disruption through technology in Latin America, and MELI became the region’s most valuable technology company as of the date of this prospectus in terms of market capitalization. Several of the founders of MELI were subsequently pioneers in bringing global venture capital at scale to the vibrant Latin American tech ecosystem, and Kaszek is now the largest early-stage, technology-focused venture capital manager in Latin America.

Today, this team believes that the region’s technology ecosystem is ripe for accessing international capital markets to unlock a new era of growth and therefore is committing again to pioneer in creating a vehicle to partner with a new Latin American technology champion and enable such access. MELI Kaszek Pioneer is a strategic priority for both MELI and Kaszek that we believe will open a new chapter for value creation through capital markets in Latin America.

MELI AND KASZEK

Our sponsor is jointly owned by MELI and Kaszek. MELI is the largest Latin American technology company by market capitalization as of the date of this prospectus and a regional leader in commerce and fintech, and Kaszek is the largest early-stage, technology focused venture capital manager in Latin America. MELI and Kaszek are joining forces to make MELI Kaszek Pioneer a powerful proposition for leading private tech companies in the region.

We believe that MELI Kaszek Pioneer offers potential targets unique expertise through the joint capabilities of MELI and Kaszek, their proven ability to work together to drive successful results and access to the combined knowledge of each organization. MELI and Kaszek share a common vision, and each has a track record in identifying and growing start-ups and leading them to become successful publicly-traded companies, as exemplified by MELI, which has been a listed company for 15 years.

The two firms and their respective teams have maintained a very close relationship during the last two decades, including successfully leading venture capital investments together, such as DigitalHouse (where Angel Uribe, our Chief Investment Officer, was also an active board member) and Warren. Our management believes that this mutual trust will result in fluid and expedited decision making in the search for an initial business combination.

MELI and Kaszek, both individually and as organizations, have been at the center of the development of the large and growing digital economy in the region over the last two decades. We believe much of the evolution that is seen today in the sector can be traced back to either MELI, Kaszek or both. They have served as an inspiration for the newer generations of entrepreneurs, have been a source of talent to feed the market with capable professionals, have provided financial resources to foster the region’s technological evolution, and have created and helped other founders to create compelling technology-based solutions that have democratized and unlocked transformational efficiencies across key industries. This transformation in turn has fostered entrepreneurship and social mobility, which we believe in the long run will lead to an improvement in overall socioeconomic conditions throughout Latin America.

MELI, Kaszek and our management team have complementary skill sets. The MELI platform is positioned to propel potential targets by leveraging new or existing business relationships and adjacencies, as well as offering valuable knowledge on public company governance; while Kaszek brings deal execution capabilities, unique market insights and connectivity across the region. MELI and Kaszek also share core cultural values: an entrepreneurial mindset, a passion for technology and innovation, and a deep commitment to creating significant value through long-term focus and building trusted relationships with partners.

MELI and Kaszek have both consistently been preferred channels for leading international investors to access the attractive tech ecosystem and growth dynamics in Latin America. Both institutions have significant value-creation track records, having generated over $150 billion in total equity value appreciation, based on MELI’s current market capitalization as well as Kaszek’s exited investments and the most recent valuations for its current portfolio companies. We believe that this strong performance and the reputation it has fostered with investors, will allow MELI Kaszek Pioneer to accelerate the positive trend of increasing access to capital and know-how for tech startups in the region, further closing the gap of under-capitalization compared to more developed regions.

MELI Highlights

MELI is the largest online commerce and fintech platform in Latin America and as of June 2021 one of the six largest companies in the Americas by market capitalization value in internet retail and internet software/services for the Americas. It has a unique regional and integrated platform designed to provide users with a complete portfolio of services to facilitate commercial and financial transactions. MELI is present in 18 countries across the region and is the e-commerce market leader in key geographies such as Brazil, Mexico, Argentina, Chile and Colombia, based on the number of total visits in the period between June 2020 and May 2021.

MELI was founded and incorporated in Delaware in 1999 by a team of pioneers, many of whom continue leading MELI to date. The founding team includes Marcos Galperin, MELI’s current chairman and chief executive officer; Hernan Kazah, our co-Chief Executive Officer; Stelleo Tolda, MELI’s current president of Commerce; and Osvaldo Gimenez, MELI’s current president of Fintech. Other senior executives of MELI have also been part of the company since it started operations, including our co-Chief Executive Officer, Pedro Arnt, who is currently the chief financial officer of MELI; and Daniel Rabinovich, MELI’s chief operating officer.

MELI has consistently launched new synergistic business segments and innovative products and solutions, which have allowed the company to offer a unique full-service platform for its customers. This robust ecosystem had fostered the development of the largest e-commerce community in Latin America, while uniquely addressing the distinctive cultural and geographic challenges of operating in the region. MELI currently provides the following highly integrated and complementary services to buyers and sellers, spanning multiple segments of the Latin American digital ecosystem, each one presenting an opportunity for synergies and business partnerships with prospective target companies for MELI Kaszek Pioneer:

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MercadoLibre Marketplace: Fully-automated, topically-arranged and user-friendly online commerce platform, which can be accessed through MELI’s website and mobile app. This platform enables both businesses and individuals to list merchandise and conduct sales and purchases online.

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Mercado Pago: Fintech solution, designed to facilitate transactions both on and off MELI’s marketplaces by allowing users to securely, easily and promptly send and receive payments online. Mercado Pago product and services offering includes off-platform payment processing through QR codes and mobile points of sale devices, transfers between users, asset management (Mercado Fondo) and financing for both merchants and customers (Mercado Credito).

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Mercado Envios: Cost-efficient alternative for sellers to utilize MELI’s existing distribution chain to fulfill sales on its platform. Sellers that opt into the program are able to offer a uniform and seamlessly integrated shipping experience to their buyers at competitive prices.

-	MercadoLibre Classifieds: Online classified listing service which allows users to list and purchase vehicles, real estate and services.

-	MercadoLibre Advertising Platform: Enables MELI’s sellers and large advertisers to display ads on the MELI’s webpages.

-	Mercado Shops: Online store solution which allows users to set-up, manage and promote their own online stores which are hosted by MELI and offer integration with the other services offered by MELI.

MELI’s unique proposition for customers across the region has led to a track record of sustained high growth. Since 2007, it has incorporated 50 million unique active users to its platform, reaching almost 76 million during the twelve months ended June 30, 2021. Over the same period, MELI has grown its gross merchandise volume, total payment volume and revenues at compound annual rates in US dollar terms of 23%, 55% and 35%, respectively, to reach $26.0 billion, $63.0 billion and $4.7 billion, respectively, for the twelve months ended June 30, 2021.

MELI has a longstanding and successful track record in the United States public equity markets, listed on Nasdaq since 2007. The company’s strong operational and financial performance since its initial public offering has led to significant value creation for its shareholders, with market capitalization increasing by over 98 times in US dollar terms as of July 2, 2021, representing a compound annual rate of return above 38%. Since its initial public offering, MELI has built strong ties to key institutional investors in the public domain and several leading firms have remained as significant shareholders in the company for many years. MELI also has direct experience with other relevant capital markets financing alternatives, including convertible instruments and bonds.

MELI has proactively pursued partnership opportunities to continue diversifying and improving its unique product and service offering, most recently by entering into a strategic relationship with PayPal in 2019. To continue growing and developing the leading technology company in the region, MELI has further sought partnerships by becoming an active and successful investor in the sector through the MELI Fund. MELI Fund was launched in 2016 as the company’s corporate venture capital arm and since then has completed 26 investments across four countries and multiple key verticals. MELI Fund pursues value creation and ecosystem growth in the region, investing in companies with a similar mission to MELI’s of boosting the digital ecosystem and democratizing commerce and access to capital by leveraging technology. MELI Fund invests in seed, early and growth stage companies led by outstanding entrepreneurs and strong teams and helps these companies to scale their business, partially by becoming a strategic partner fostering synergies with MELI.

We believe MELI Kaszek Pioneer will significantly benefit from MELI’s leading position and scale in order to source highly attractive business combination candidates as well as drive a significant value-unlocking and high-growth transformation in our eventual target through a potential partnership and joint business development.

Kaszek Highlights

Kaszek is the largest early-stage, technology focused venture capital manager in Latin America, having raised more than $2 billion in seven different funds that encompass a full lifecycle investing strategy. We believe Kaszek has one of the most experienced investing teams in the region, including Hernan Kazah, our co-Chief Executive Officer, Nicolás Szekasy and Nicolas Berman, who as co-founder and chief operating officer, chief financial officer and vice president of marketing at MELI, respectively, were instrumental to MELI’s development and performance from its founding in 1999, through its initial public offering in 2007 and until 2011.

Hernan Kazah and Nicolás Szekasy decided to launch Kaszek in mid-2011, leveraging their first-hand start-up experience to identify leading technology entrepreneurs and founders in Latin America and help them financially, strategically and operationally across their long journey to create the next generation of disruptive companies in the region. Kaszek is currently led by seven seasoned partners, all with unique skill sets and backgrounds, who are supported by experienced professionals located in São Paulo, Mexico City, Buenos Aires, Montevideo and Palo Alto.

Kaszek has so far invested in 101 technology companies across Latin America in most of the relevant industries and verticals, such as financial services, education, healthcare, ecommerce, marketplaces, enterprise software, and SaaS, among others. Kaszek is one of the top unicorn builders in the region, having invested and successfully helped eleven companies to achieve this status, including Nubank (latest approximate valuation as of June 2021: $30.4 billion), QuintoAndar (latest approximate valuation as of August 2021: $5.1 billion), Kavak (latest approximate valuation as of February 2021: $4.0 billion), NuvemShop (latest approximate valuation as of August 2021: $3.1 billion), Gympass (latest approximate valuation as of June 2021: $2.1 billion), Bitso (latest approximate valuation as of May 2021: $2.1 billion), Loggi (latest approximate valuation as of February 2021: $1.7 billion), Creditas (latest approximate valuation as of December 2020: $1.7 billion), NotCo (latest approximate valuation as of July 2021: $1.4 billion), MadeiraMadeira (latest approximate valuation as of December 2020: $1.0 billion) and PedidosYa (already exited). Kaszek aims to become the most trusted and value-add partner for its portfolio companies, providing capital but further complementing that with first-hand expertise and insights in strategy, operational execution, team-building, growth, technology, product development, networking and fundraising.

Kaszek’s investment strategy deliberately ignores short-term market noise and instead focuses on long-term secular trends and value-creation, understanding that it takes years and sometimes even decades to build longstanding iconic companies. This strategy has allowed Kaszek’s funds to deliver significant value creation, from $3 billion in combined historical entry market value for all of Kaszek’s investments to date to $66 billion in current market value, considering both exited investments and the valuations achieved in the most recent financing rounds for current portfolio companies. This represents an approximate 19x return on total invested capital across Kaszek’s ecosystem, a testament to Kaszek’s unique prowess in identifying technology winners.

Today Kaszek has a diversified platform of funds, including early-stage funds, which invest in seed, series A, or series B rounds, and opportunity funds, which invest from series C rounds up to pre-IPO financing, mainly in companies included in its early-stage portfolios. In all of its investments, Kaszek expects to support founders through several rounds.

Kaszek has built strong partnerships with leading global and regional investors, including Berkshire Hathaway, Sequoia, Tiger, Softbank, Ribbit, Accel, GreenOaks, Founders Fund, D1, Bezos Expedition, Tencent, GIC, and CPPIB, which have acted as co-investors or follow-on investors in many of Kaszek’s investments. The combined capacity of Kaszek and these investors has allowed Kaszek’s portfolio companies to raise a combined total of over $12.2 billion to date. Separately, Kaszek’s investor base of limited partners also includes world-class institutional investors, such as Sequoia Heritage, Wesleyan University, Horsley Bridge Partners, The David and Lucile Packard Foundation, University of Michigan and Washington University in St. Louis, many of which have invested in Kaszek’s various funds since 2011.

Kaszek has a formidable sourcing and screening capability, having rigorously reviewed more than 15,000 start-ups and deeply interviewed more than 6,000 founding teams to date. Through this disciplined process, Kaszek has developed a valuable network of relationships across the tech ecosystem in Latin America, which has proven critical to identify sector champions very early on and then support them throughout their scaling journey. Some of Kaszek’s flagship investments to date include:

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Nubank: the world’s largest independent digital bank (based on the number of customers), serves over 40 million customers, and is one of the most valuable fintech companies globally. It has significantly disrupted Brazil’s inefficient financial system and expanded to become a regional and global player. Kaszek invested $1 million in Nubank’s seed round for a 10% stake and Nubank has since raised over $2 billion, achieving a $30 billion valuation in its latest financing round, which was led by Berkshire Hathaway.

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Kavak: a safe and reliable platform to sell or buy a used car in Latin America. After initially launching in Mexico City, it has expanded throughout Mexico as well as in Argentina and Brazil. Kaszek has helped Kavak to became the first unicorn in Mexico’s history in 2020 and subsequently achieve a $4 billion valuation in its latest financing round closed in April 2021.

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QuintoAndar: end-to-end solution for long-term rentals and connecting home buyers to sellers, with a platform that operates in 40 cities across Brazil. Kaszek initially invested at a $15 million valuation in the seed round and QuintoAndar has since raised over $700 million, achieving a $5 billion valuation in its latest financing round closed in August 2021, which was co-led by Greenoaks and Tencent.

We believe MELI Kaszek Pioneer will significantly benefit from Kaszek’s superior reach within the tech ecosystem in Latin America as well as its reputation as unicorn-builder across sectors and geographies, providing a unique value proposition for leading entrepreneurs and investors in the most compelling business combination targets.

With respect to the foregoing examples, past performance by our management team, MELI, Kaszek and our sponsor is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of MELI, Kaszek, our sponsor or our management as indicative of our future performance. See “Risk Factors—Past performance by MELI, Kaszek, our sponsor and our management team, may not be indicative of future performance of an investment in us.” For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the Company, please refer to “Management—Conflicts of Interest.”

MARKET OPPORTUNITY

Latin America is a very attractive and sizeable economy, with approximately 650 million people, a $4.2 trillion GDP and high growth and economic development potential.

The region has experienced a digital transformation over the last decades, similar in many ways to the U.S. experience but also positively reinforced by that market’s developments, driven by innovators and disruptors, such as MELI and Kaszek, our management team and Kaszek’s portfolio companies. This transformation has coincided with attractive demographics, with a young population that is highly receptive to technology and adopts new technology fast. Smartphone penetration in Latin America is expected to reach 74% of the population by 2022, from 69% in 2019, while internet penetration currently stands at 72% of population compared to 55% globally according to Statista and Internet World Stats. This favorable digitalization trend has been further accelerated by the effects of the COVID-19 pandemic.

In the last two decades, there has been significant disruption across key sectors of everyday life, including retail, financial services, logistics, education and healthcare, and we believe this has fostered social mobility and improved overall socioeconomic conditions. Specific examples of this disruptive trend include the e-commerce and fintech sectors, where MELI and some of Kaszek’s portfolio companies have been at the forefront. According to E-Marketer, in Latin America, the retail e-commerce sales sector has grown at an 21.7% CAGR in US dollar terms in the 2018-2021 period, and its penetration as a percentage of total retail sales has increased from 3.5% to 6.2% over the same period. Regarding the Fintech sector in Latin America, the usage of digital banking platforms in the two most important markets in the region, Brazil and Mexico, has reached 83% and 76% of the banking population, respectively, significantly above the usage level in the US which currently stands at 62% of the banking population, according to Deloitte Center of Financial Services analysis.

Aspirational success stories such as MELI and sustained venture capital activity, both from regional firms such as Kaszek and global firms including many of Kaszek’s co-investors, have been instrumental to the development of the private tech companies that have surfaced in the region. Venture capital investments into the technology sector in Latin America have been consistently increasing in recent years, growing at a 47% CAGR in the 2015-2020 period, according to Statista. We believe this has been a consequence of various elements that have positively reinforced each other, including:

-	Sustained high growth of the leading disruptors, which has led to increasing needs for growth capital;

-	Highly attractive new companies continuing to emerge at an accelerated pace across verticals, presenting new opportunities for investors; and

-	Successful performance of venture capital pioneers, such as Kaszek, attracting both new market participants and higher amounts of capital into incumbent firms.

All of these positive drivers have led to a multiplication of “unicorns,” startup companies in Latin America that achieved a valuation of over $1 billion in a fundraise, M&A transaction or equity offering, from only four in 2016 to more than 30 today, and more companies reaching valuations of $500 million or more.

Many of these investments are currently entering into a maturing phase for the private market and could potentially start to be impacted by the relative lack of permanent capital in the region. In this context, an initial public offering would allow these leading disruptors to expand their funding sources and access to capital while improving their visibility both regionally and globally. However, IPO activity for the sector has so far been relatively limited compared to the private market’s development, to some extent as a result of the limitations that local capital markets present for high-growth tech companies. Currently the aggregate market capitalization for all public Latin American technology companies only represents 3.0% of the region’s GDP, compared to 111.3% of GDP for the United States, according to according to Bloomberg and The World Bank.

Tech founders in the region see the United States as their aspirational listing venue as a result of the following elements among others:

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Highly successful precedents of U.S.-listed tech companies to date: including MELI, Globant, Stone, XP, PagSeguro, Arco and DLocal. These companies have delivered high returns in U.S. dollar terms and outperformed relevant market benchmarks.

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Presence of most of their relevant global comparables in that market: we believe this has been one of the factors that has allowed MELI’s trading multiples to increase by over 10 times in the last decade, converging towards those of its world-class global peers.

-	Tech-savviness of the investor base: including investors that have already entered into some of the leading private tech companies in the region in the context of their most recent financing rounds.

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Deeper liquidity pools. The U.S. market has issuance levels greater than the Latin American market as reflected by the aggregate number of IPOs and follow-on offerings in the last three years (3,173 vs 192, respectively(1)). Additionally, when comparing the aggregate market capitalization of both markets, the U.S. market is preferred considering its total market capitalization of $59.68 trillion vs $1.46 trillion in Latin America(2).

(1)

Considers U.S. listed only IPOs and follow-on offerings with an aggregate value over $50 million for the United States and Latin American listed only IPOs and follow-on offerings with an aggregate value over $50 million as of January 1, 2018.

(2)

Considers the NYSE Composite and NASDAQ Composite indices for the United States and Argentina’s Merval, Brazil’s BOVESPA, Chile’s IPSA, Colombia’s COLCAP, Mexico’s MEXBOL and Peru’s S&P/BVL indices for Latin America as of June 30, 2021.

We believe that the Latin America technology sector is at the onset of a new wave of disruption driven by new sources of capital and public-ready targets across industries. In this context, SPACs represent a very attractive alternative for tech companies to access the United States market and we believe our pioneering combination of the world-class leading company and investor in the region and sector provides us with a unique positioning to take advantage of this opportunity.

BUSINESS STRATEGY AND COMBINATION CRITERIA

MELI and Kaszek’s complementary skillset, hands-on and value-add approach, developed during more than two decades of operating and investing in the Latin America technology sector, uniquely positions us to identify and unlock the next landmark technology business in the region.

We believe we present a best-in-class proposition for both investors and targets as well as clear differentiation from conventional SPACs. MELI and Kaszek’s extensive combined network provides us with direct access to deal flow as well as market intelligence and industry expertise to conduct thorough diligence in an efficient and timely way.

Our Acquisition Criteria

We will focus our disciplined search on a proprietary pipeline of targets to which we can uniquely add value through a partnership and which present most of the different elements in our core acquisition criteria, which include the below.

Category champions with massive growth potential: We believe that these companies present a combination of (i) focus on a large addressable market with favorable tailwinds and demonstrated ability to deliver growth, organically and / or inorganically, (ii) proven disrupting business models, having created a product or service that has displaced incumbents and being uniquely poised for further innovation and growth and (iii) sustainable market dominance, with a demonstrated competitive advantage supported by key elements such as a differentiated and identifiable technology, product offering and strong brand. MELI and Kaszek have a unique understanding of what it takes to become such a company, having founded MELI and led it to become a world-class technology player and having identified early on the companies that are following in MELI’s footsteps and leading the second wave of technology disruption in the region, such as Nubank, Kavak, QuintoAndar, Creditas and MadeiraMadeira.

World-class and reliable founders: Latin America has consistently produced high-quality innovative entrepreneurs, which we believe have been one of the key factors behind the digital revolution experienced by the region. We believe we are uniquely positioned to identify, attract, and help develop the most successful founders in the market, given our sponsors’ highly aspirational brands and the relevant element of founder to founder recognition. MELI’s founder-led management has arguably represented the best-in-class team in the region, with continuous world-class execution and outstanding innovation. Additionally, Kaszek has a proven track record of identifying winning technology trends and partnering with the most successful entrepreneurs, having closely witnessed the evolution of most founders and teams since early stages and thus getting a unique sense of who have the potential to be the most consistent and reliable ones.

Readiness to excel in public markets: We will look for targets that are ready to benefit from becoming a public company as well as capitalize on our combined experience in sourcing financing and navigating public markets. This universe includes targets that have either achieved, or are well on track to achieve, sound financial performance and consistent value creation for their shareholders. Our team has a first-hand understanding of the intricacies of listing a Latin American company in the U.S. market, having led the initial public offering of one of the largest public companies in the region, MELI. Moreover, our team also has a unique understanding of what it takes to successfully and consistently perform in the public markets. Separately, Kaszek has a proven track record of supporting founders and their teams evolve into world-class executives, helping companies to attract the most demanding institutional capital in the world and closely guiding companies from their early days until they are public-ready.

Positive social and environmental impact and values that are consistent with our sponsor: We are deeply inspired by the mission behind MELI’s foundation, “Democratize commerce and financial access,” which was then widely reflected in Kaszek’s investment track record. We will target companies that have demonstrated that it is possible to leverage innovation and entrepreneurial vocation to tackle the main structural challenges in Latin America, including social inequality, financial inclusion, access to health and education, jobs creation and general high transaction inefficiencies. In a region that has historically struggled with long-term economic growth, we believe the technology-enabled sector is uniquely poised to deliver positive and tangible impact, leading the way toward sustainable development.

Value Creation Capabilities

Our objective is to become the best strategic partner for a founder-led and high growth tech disruptor by entering into a long-term relationship that will allow it to fully leverage our sponsor’s diverse skill sets and businesses. We believe we can have a significant transformational effect on partner companies, improving our target’s value proposition, allowing it to gain market share and thus taking it to the next level of growth. We believe this will in turn lead to significant value creation for all stakeholders.

First and foremost we believe MELI Kaszek Pioneer aggregates MELI’s and Kaszek’s experience, know-how and access to the Latin American technology ecosystem, which provides a distinctive ability to identify long-term leading technology companies.

Additionally, we believe we have the potential to unlock further value in our target through partnerships with the MELI ecosystem. We believe MELI’s leading comprehensive technology ecosystem in the region can provide immediate growth to drive economies of scale and improve unit economics. We envision different opportunities to materialize synergies:

Companies integrated with MELI’s supply chain ecosystem: Targets that provide products and services that are adjacent to MELI’s business and that may thus benefit from deeper commercial relationships and piggyback on the company’s sustained growth. These would include targets in sectors such as logistics, payments infrastructure, EdTech and enterprise software, among others.

Companies benefiting from MELI’s distribution and market intelligence: Targets that could deliver complementary solutions to MELI’s current offering. These would include targets in sectors such as PropTech, mobility and delivery, AdTech and gaming, among others.

Companies offering solutions that may bundle with MELI’s existing products and services: Targets that together with MELI could jointly maximize coverage across MELI’s core business categories. These would include targets in sectors such as Fintech, namely specialty lending, e-commerce and marketplaces, among others.

Companies that stand ready to benefit from unique best-practice-sharing agreements: These could encompass technology, marketing, human resources, finance, risk management and governance, among other areas.

Finally, we believe there are further synergies with the organizations of MELI and Kaszek that go beyond business development opportunities but that nonetheless can be of great value to potential targets:

Extensive operational alpha and investing experience: MELI’s and Kaszek’s operations reflect top standards of excellence. Together they represent a unique combination that will allow us to offer bespoke support to potential targets, to successfully identify and implement value enhancing initiatives, and to help develop and train the target’s different teams, if required.

Unparalleled reputational endorsement: Association with MELI and Kaszek will strengthen the target’s public image and brand recognition.

Growth acceleration through ecosystem-building and regional expansion: A target currently focused on a few core geographies or one vertical and a few products and services could further enhance its growth track record by leveraging MELI’s and Kaszek’s broad regional footprint and proven track record creating integrated and synergistic platforms to expand into other markets and verticals.

Deep local and global connectivity: A target could leverage MELI’s and Kaszek’s combined ecosystem of local and global networks, including world-class institutional investors, founders and management teams of public and private companies, which will facilitate potential new partnerships.

ALIGNMENT WITH OUR INVESTORS AND TARGET

In addition to the unique proposition that our sponsor and its affiliates represent for the SPAC market and the technology sector in Latin America, we believe MELI Kaszek Pioneer’s structure differentiates us from other SPACs in Latin America and globally and aligns incentives better than a typical blank check company.

Key Terms	Conventional SPAC	MEKA	MEKA Enhancements
Sponsor Set-Up

•  Most SPACs have a single sponsor, which typically is either a financial sponsor or individuals

•  For corporate and financial sponsor-backed SPACs, sponsor can be either the company or fund vs. the management team or the general partners

		• Sponsored by MELI and Kaszek, at the corporate and fund level, respectively	✓ Unique combined sponsorship, which we believe will positions us favorably to unlock value ✓ Alignment of interest and institutional support from both MELI and Kaszek

Key Terms	Conventional SPAC	MEKA	MEKA Enhancements

Promote	• 20% of the ordinary shares issued and outstanding upon the consummation of the offering • All founder shares vest upon business combination, no performance-based test

•  No founder shares issued upon business combination and if stock price does not trade at $10 for 20 of 30 trading days

•  Class L founder shares will vest in three equal tranches at $10, $15 and $20 per share (prior to the 5-year anniversary of our initial business combination) for up to 30% of the sum of the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination) plus the total number of founder shares issued and outstanding upon completion of this offering, subject to certain adjustments and to the sponsor’s waiver of anti-dilution rights, as described in this prospectus (1)

✓ Performance-based alignment, with no guaranteed minimum economics ✓ Downside and upside are shared with the target and investors ✓ Vesting structure aligned with sponsors’ long-term commitment

Forward Purchase Agreement	• Typically not contemplated • If included, often structured as an “up to” commitment with “outs”	• $50 million firm commitment from our sponsor	✓ Sponsor has greater “skin in the game” ✓ Reflects confidence of our sponsors in our ability to consummate an initial business combination

Key Terms	Conventional SPAC	MEKA	MEKA Enhancements

Lock Up for Founder Shares	• 12 months after business combination; or after 150 days if stock price exceeds $12.00 for 20 of 30 trading days	• 18 months after business combination; or after 150 days if stock price exceeds $13.00 for 20 of 30 trading days	✓ Longer lock-up aligned with sponsor’s long-term commitment

Warrants

•  Public unit includes certain fraction of a warrant, which are “in the money” with a 15% increase in stock price

•  Sponsor purchases warrants with at-risk capital, which have similar terms to public warrants

		• No warrants • At-risk investors will purchase the same Class A ordinary shares than public investors at $10.00 per share	✓ Simplifies the transaction and results in a cleaner pro forma capital structure ✓ More attractive proposition for target

(1)	Class L shares also vest upon the consummation of certain strategic transactions following our initial business combination

We believe MELI Kaszek Pioneer’s attractive differentiating elements, as described above, will be instrumental in sourcing a best-in-class target for our business combination and thus deliver strong returns to our investors. All of the key elements for our structure are explained further elsewhere in this prospectus.

OUR TEAM

Our Company reunites the pioneer and founder team of MELI, which includes Hernan Kazah and Pedro Arnt, our Co-Chief Executive Officers, as well as Marcos Galperin (MELI’s co-founder, president and chief executive officer), Nicolás Szekasy (Kaszek’s co-founder and managing partner), Stelleo Tolda (MELI’s president of commerce), Osvaldo Gimenez (MELI’s president of Fintech) and Daniel Rabinovich (MELI’s chief operating officer), who will serve as special advisors to the Company, providing us with invaluable advice throughout our search for an initial business combination.

Our team is completed by Angel Uribe, our Chief Investment Officer, who while at TPG Growth has co-invested alongside the Kaszek team for the last four years before joining our Company, and world-class independent directors, who each have extensive experience working at or with leading technology companies and investment platforms both in the region and globally.

We believe the extensive and complementary skill-set and network of our team will be key to our pipeline and business combination efforts. Together, our team brings significant experience in almost every tech vertical, investment stage, and country in the region as well as in the United States, in roles that have been focused on value creation. Additionally, our combined team has an unparalleled track record of successfully bridging the region with US investors and its capital markets.

Our Management Team

Hernan Kazah—Chairman, Director and Co-Chief Executive Officer: Mr. Kazah is a Co-Founder and Managing Partner at Kaszek. He is also a co-founder of MELI, where he worked for 12 years, initially as Chief Operating Officer until 2009 and then as Chief Financial Officer until 2011. Prior to MELI, Hernan worked as a Brand Manager at Procter & Gamble and was a finance analyst both at the UN Development Program and at a stock brokerage firm. Mr. Kazah currently sits on the boards of several of Kaszek’s portfolio companies, including MadeiraMadeira, DigitalHouse, CaminoEducação, Covalto (formerly known as CrediJusto), LaHaus, Sallve, and Valoreo. Mr. Kazah was selected “Endeavor Entrepreneur” in 1999, “Established Endeavor Entrepreneur” in 2009, as one of “The Outstanding Young Persons of Argentina” by the Junior Chamber International in 2004, and Entrepreneur Master of the Year 2018 by Ernst & Young Argentina. Hernan holds a Master in Business Administration from Stanford University and a Bachelor’s Degree in Economics, magna cum laude, from the University of Buenos Aires.

Pedro Arnt—Director and Co-Chief Executive Officer: Mr. Arnt is the Chief Financial Officer and Executive Vice President at MELI. Pedro has been with MELI since it was founded in 1999 and has held various roles in the company across different teams, providing him with a strong combination of operational and financial expertise. These roles include acting as MELI’s Chief Financial Officer since 2011 and previously holding the position of Vice President of strategic planning, treasury and investor relations. Mr. Arnt has thus actively participated in MELI’s transition from a private to a public company, playing an important role in capital markets, corporate finance, strategic planning and treasury initiatives. Pedro has also previously managed MELI’s customer service operations and initially led the business development and marketing teams as Vice President. Prior to joining MELI, Pedro worked for The Boston Consulting Group. Mr. Arnt holds a Master’s degree from the University of Oxford and a Bachelor’s degree, magna cum laude, from Haverford College.

Angel Uribe—Chief Investment Officer: Mr. Uribe joined our Sponsor in 2021 to lead SPAC investment activities. Previously, Mr. Uribe was a Partner at TPG Growth and TPG’s impact investment platform The Rise Fund, where he led the firm’s Latin America platform since joining in 2016 as a Senior Advisor. During his tenure at TPG, Angel led investments including ResultadosDigitais and DigitalHouse, and served on the board of both companies. Before joining TPG, Mr. Uribe spent 15 years leading private equity investments in Latin America, mainly as a partner at Southern Cross Group, where he founded its Brazilian operation in 2007. Prior to Southern Cross, Angel was Chief Executive Officer of the Lagarde Winery in Argentina. Mr. Uribe holds a Master of Business Administration and graduated with honors from Austral University in Argentina; he also completed an Executive Program at Stanford University and graduated as Agricultural Engineer from UCA University in Argentina.

Our Independent Directors

Gregory Waldorf: Mr. Waldorf is the former CEO of Invoice2go, which was acquired by Bill.com in September, 2021. During his time as CEO of Invoice2go, Mr. Waldorf operated the software and payments company which served more than 200,000 small businesses globally and revolutionized how the world’s smallest businesses work. Prior to Invoice2go, Mr. Waldorf has a long history of involvement with leading technology businesses and a lifetime passion for entrepreneurship. During his career, he has contributed to many businesses as an executive leader, board member, entrepreneurial founder and early stage investor. His former experience includes being the Chief Executive Officer of eHarmony, where he led the company through an extended period of global growth, and being a Chief Executive Officer-in-Residence at Accel Partners. In addition to his executive roles, Mr. Waldorf has served on numerous private and public company boards in addition to his investments in many technology growth companies. Mr. Waldorf has recently served on the boards of Virta Health, Grupo Zap and Invoice2go, in addition to 11 years combined on the boards of Zillow and Trulia, where he served as Lead Director. Mr. Waldorf is a Senior Advisor to Sixth Street Partners and a Lecturer at Stanford University’s Graduate School of Business. Mr. Waldorf holds a Master of Business Administration from Stanford University and Bachelor of Arts from UCLA.

Jonathan Levav: Mr. Levav is a Venture Partner at Honeystone Ventures. He has extensive experience as the King Philanthropies professor of marketing at Stanford Graduate School of Business. His research has been aimed at understanding consumers’ judgments and choices by using tools from experimental psychology as well as behavioral economics and is both basic and applied, from probability judgment to product customization decisions. Prior to joining Stanford he was a faculty member at Columbia Business School. Mr. Levav has been a winner of the Hillel Einhorn Young Investigator Award, awarded biennially by the Society for Judgment and Decision-Making. He holds a PhD in marketing from the Fuqua School of Business, Duke University, and AB in public and international affairs from Princeton University.

Catherine Ambrose: Ms. Ambrose is the CEO and a Board Member of the Global Private Capital Association (GPCA), the global industry association for private capital in Asia, Latin America, Africa, CEE and the Middle East. GPCA members include 300+ investors who together manage more than $2 trillion in assets across 130 countries. Ms. Ambrose is also a Steering Committee Member of the UN Institutional Investor Partnership for Sustainable Development (IIPSD), an Advisory Board Member of the Association for Private Capital Investment in Latin America (LAVCA), a Board Member for Girls Write Now, a non-profit that mentors underserved young women in New York City. Prior to joining GPCA, Ms. Ambrose was President and Executive Director of LAVCA. Ms. Ambrose was also previously the Chief of Advocacy for the Commission on Legal Empowerment of the Poor, a UN initiative. From 1998 to 2005, Ms. Ambrose was Executive Director of Programs for The Economist Group. Ms. Ambrose holds a Master’s Degree of Public Administration and International Economic Policy from Columbia University, Bachelor of Arts in Latin American Studies from St. Lawrence University & the University of Madrid.

Our Special Advisors

In addition to our management team, we will be supported by the following special advisors, who were part of the teams that founded MELI and Kaszek and/or are currently key executives of those institutions. As such, we believe that their interests are aligned with our success. We currently expect our special advisors to (i) assist us in sourcing and negotiating with potential business combination targets, (ii) provide business insights when we assess potential business combination targets and (iii) upon our request, provide business insights as we work to create additional value in the business or businesses that we acquire. In this regard, our special advisors will fulfil some of the same functions as our board members; however, they will not owe any fiduciary obligations to us nor will they perform board or committee functions or have any voting or decision-making capacity on our behalf. They will also not be required to devote any specific amount of time to our efforts. None of our special advisors have ownership interests in our sponsor or purchased founder shares from our sponsor, and neither do they have any employment, consulting fee or other similar compensation arrangements with us.

Marcos Galperin: Marcos Galperin is the Chairman and Chief Executive Officer of MELI. He also serves on the boards of Televisa, a media company in Mexico, and Onapsis, a cyber-security company. Mr. Galperin also served as a director of Globant S.A. (NYSE: GLOB) until his resignation in April 2020. Prior to working with MELI, Mr. Galperin worked in the fixed income department of J.P. Morgan Securities Inc. in New York from June to August 1998 and at YPF S.A., an integrated oil company, in Buenos Aires, Argentina, where he was a Futures and Options Associate and managed YPF’s currency and oil derivatives program from 1994 to 1997. Mr. Galperin received a Master’s in Business Administration from Stanford University and graduated with honors from the Wharton School of the University of Pennsylvania.

Nicolás Szekasy: Nicolás Szekasy is a co-founder and Managing Partner of Kaszek. Mr. Szekasy was Chief Financial Officer of MELI for nine years, where he led its $333 million initial public offering in 2007. Prior to MELI, Mr. Szekasy was at PepsiCo for seven years where he held multiple positions including Chief Financial Officer for the Southern Cone region of Latin America. He currently sits on the board of several of Kaszek’s portfolio companies, including QuintoAndar, Creditas, NuvemShop, NotCo, Sofia, Alice, Bitso, Belvo, Fintual and was a board member at Nubank between 2013 and 2021. Mr. Szekasy is the Chairman of the Board at LAVCA (Association for Private Capital Investment in Latin America), Board Member at Endeavor Global and is a Trustee at Universidad Torcuato Di Tella. Mr. Szekasy was invited to the Stanford Graduate School of

Business as the Arjay Miller Distinguished CFO Lecturer in 2008 and was selected as Entrepreneur Master of the Year 2018 by Ernst & Young Argentina. He holds a Master’s Degree in Business Administration from Stanford University and a Bachelor’s Degree in Economics from the University of Buenos Aires.

Stelleo Tolda: Stelleo Tolda has been MELI’s Commerce President since August 2020. Prior to this position, from 2019 until August 2020, Mr. Tolda was MELI’s Chief Operating Officer (Commerce), and from 2009 until 2019, MELI’s Chief Operating Officer. Prior to this appointment, he served as a senior vice president and as MELI’s country manager of Brazil since 1999. In that role, he guided MELI to its current position as the leading e-commerce marketplace in Brazil. Before joining MELI, Mr. Tolda worked at Lehman Brothers Inc. in the United States in 1999, and at Banco Pactual and Banco Icatu in Brazil, from 1996 to 1997 and 1994 to 1996, respectively. He holds a Master’s in Business Administration from Stanford University and a Master’s degree and Bachelor’s degree in mechanical engineering, also from Stanford University.

Osvaldo Giménez: Osvaldo Giménez has been MELI’s Fintech President since August 2020. Prior to this role, he was responsible for MELI’s MercadoPago operations, a position to which he was appointed to in February 2004. Mr. Giménez joined MELI in January 2000 as country manager of Argentina and Chile. Before joining MELI, Mr. Giménez was an associate in Booz Allen and Hamilton and worked for Santander Investments in New York. Mr. Giménez received a Master’s in Business Administration from Stanford University and graduated from Buenos Aires Technological Institute with a Bachelor’s degree in industrial engineering.

Daniel Rabinovich: Daniel Rabinovich has been MELI’s Chief Operating Officer since August 2020. Prior to this role, from 2019 to August 2020, Mr. Rabinovich was MELI’s Chief Operating Officer (Product & Technology), and prior to that he served as MELI’s Chief Technology Officer, a position to which he was appointed in January 2011. Before his appointment as Chief Technology Officer, Mr. Rabinovich served as MELI’s vice president of product development since January 2009, having joined MELI in March 2000 as an application architect. Before joining MELI, he worked in the application architecture team at PeopleSoft. Mr. Rabinovich holds a Master’s degree in Technological Services Management from the Universidad de San Andres and graduated with honors from Buenos Aires University with a degree in information systems.

INITIAL BUSINESS COMBINATION

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Our shareholders will not be provided with a copy of such opinion nor will they be able to rely on such opinion. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Unlike initial public offerings of other special purpose acquisition companies, investors in this offering will not receive any warrants (which typically would become exercisable following completion of our initial business combination).

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

SOURCING OF POTENTIAL INITIAL BUSINESS COMBINATION TARGETS

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Kaszek or MELI, including our sponsor, or our executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent entity that commonly renders valuation opinions stating that such an initial business combination is fair to our Company from a financial point of view.

Members of our management team, including our independent directors, will directly or indirectly own founder shares and/or private placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Furthermore, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors.

Subject to their fiduciary duties under Cayman Islands law, none of our officers or directors who are also employed by our sponsor’s affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Certain of these officers and directors, however, have fiduciary and contractual duties to Kaszek and MELI and to certain companies in which Kaszek has invested, including the duty to offer acquisition opportunities to Kaszek funds or to companies of which they are officers or directors. These entities include MadeiraMadeira, GuicheVirtual, DigitalHouse, TiendaPago, Sallve, LaHaus, RemessaOnline (Beetech Global), CaminoEducação, Valoreo, Exactly, Mtrade and Covalto (formerly known as Credijusto). For example, as a result of the contractual duties to Kaszek, certain officers and directors would be required to first present acquisition opportunities that fall within a Kaszek fund’s investment objectives or strategies to that fund, subject to their fiduciary duties as a matter of Cayman Islands law. Although we believe that many of the opportunities that would fall within Kaszek’s objectives or strategies may be different than the opportunities we would pursue (because of the growth stage of the relevant business or for other reasons), there may be certain opportunities that fall both within our investment strategy and Kaszek’s investment strategy. While these duties could limit the universe of potential acquisition targets available to us, we do not expect them to present in practice a significant conflict of interest with our search for an initial business combination.

In addition, our sponsor, MELI, Kaszek or their affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, MELI, Kaszek or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that these fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management—Conflicts of Interest.”

CORPORATE INFORMATION

Our executive offices are located at 78 SW 7th Street, Individual Office No. 07-156, Miami, Florida 33130 and our telephone number is + 598 2927 2770. We intend to maintain a corporate website at www.melikaszek.com following the consummation of this offering.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700,000,000 as of the last business day of the second fiscal quarter of that year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Our status as a smaller reporting company is determined annually. We will continue to qualify as a smaller reporting company through the following fiscal year as long as (i) the market value of our ordinary shares held by non-affiliates (measured as of the end of the second quarter of the then current fiscal year) does not equal or exceed $250,000,000 or (ii) our annual revenues for the most recently completed fiscal year do not equal or exceed $100,000,000 and the market value of our ordinary shares held by non-affiliates (measured as of the end of the second quarter of the then current fiscal year) does not equal or exceed $700,000,000. If we exceed these thresholds, we will cease to be a smaller reporting company as of the first day of the following fiscal year.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received a tax exemption undertaking from the Cayman Islands Government that, in accordance with Section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered	25,000,000 Class A ordinary shares, at $10.00 per share (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment is exercised in full)

Proposed Nasdaq symbol	Class A ordinary shares: “MEKA”

Ordinary shares:

Number of shares outstanding before this offering	12,739,286

Number of shares outstanding after this offering	37,000,000(1)(2)(3)

(1)	Assumes no exercise of the underwriters’ over-allotment option.

(2)	Includes 25,000,000 public shares and 900,000 private placement shares, in each case assuming the over-allotment option has not been exercised, and 11,100,000 Class L ordinary shares.

(3)

Class L ordinary shares will convert into Class A ordinary shares after our initial business combination but only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our shares trading at $10.00, $15.00 and $20.00 per share, in each case, as described in this prospectus.

Forward purchase agreement

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor pursuant to which our sponsor has committed that it will purchase from us 5,000,000 Class A ordinary shares, at a price of $10.00 per share, for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination.

The forward purchase shares will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association, and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame.

If we seek shareholder approval of a proposed initial business combination, our sponsor has agreed in the forward purchase agreement that it shall vote any Class A ordinary shares owned by the forward purchasers in favor of any proposed initial business combination.

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that our sponsor is entitled to registration rights with respect to the forward purchase shares and the Class A ordinary shares. Please see “Description of Securities—Registration and shareholder rights” for additional information.

Our sponsor has agreed not to transfer, assign or sell any of the forward purchase shares until the earlier to occur of: (A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Except as described above, the terms of the forward purchase shares will be identical to the terms of the Class A ordinary shares being issued in this offering.

The purchase of the forward purchase shares will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-business combination company. The forward purchase shares will be issued only in connection with the closing of the initial business combination.

Appointment of directors; voting rights	Prior to our initial business combination, only holders of founder shares will have the right to vote on the appointment of directors, with each founder shares entitling the holder to one vote per public share. Holders of our public shares will not be entitled to vote on the appointment or removal of directors or continuing the Company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our shares voting in a general meeting. Prior to the completion of our initial business combination, with respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, on all other matters, except as required by law or the applicable rules of Nasdaq, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. In connection with our initial business combination, we may enter into an agreement or other arrangement with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination, and such agreement or arrangement may provide for, or the target shareholders may require that such agreement provide for, nomination, designation or representation rights on the board of directors of the combined entity that may be not be proportionate to our shareholders’ or such target shareholders’ ownership interest in the combined company.

Founder shares

On June 17, 2021, our sponsor purchased 3,194,444 Class B ordinary shares and 9,126,984 Class L ordinary shares for an aggregate purchase price of $25,000 pursuant to a securities subscription agreement entered into between the sponsor and the Company. On September 10, 2021, the Company passed a special resolution to amend the authorized share capital of the Company to $50,000 divided into 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares and 1,000,000 preference shares by (i) redesignating the 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares and (ii) converting into stock the 3,194,444 issued Class B ordinary shares and reconverting and redesignating into 3,194,444 Class L ordinary shares. On September 10, 2021, the securities subscription agreement was amended to provide for the issuance of an additional 417,858 Class L ordinary shares such that, in the aggregate, our sponsor owns 12,739,286 Class L ordinary shares of which 1,639,286 are subject to forfeiture, if the over-allotment option is not exercised by the Underwriters.

On September 10, 2021, our independent directors purchased membership interests in our sponsor entitling Gregory Waldorf to an indirect interest in 40,000 founder shares and each of Catherine Ambrose and Jonathan Levav to an indirect interest in 25,000 founder shares owned by our sponsor. In each case, such indirect interests correspond, in particular, to founder shares converting into Class A ordinary shares if following our initial business combination the price of our public shares equal or exceeds $10.00 for 20 trading days within a 30-day trading period such that the first price trigger is met. Prior to the initial investment in the Company of $25,000 by our sponsor, the Company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. We expect that the initial shareholders will hold (in the aggregate, on an as-converted basis) 30% of our Class A ordinary shares issued and outstanding at the time of the closing of the initial business combination (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any forward purchase shares).

The founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination including three triggering events based on our shares trading at or above $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. The founder shares will be convertible into Class A ordinary shares at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares (including founder shares) would equal, in the aggregate, on an as-converted basis, 10%, 20% and 30% (based on varying triggers as discussed in more detail in this prospectus) of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares.

If between the closing of our initial business combination and the five year anniversary of our initial business combination the price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, a certain portion of the founder shares then issued and outstanding (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for each such target achievement will automatically convert into Class A ordinary shares necessary to achieve the highest applicable (based on the trading price) conversion ratios described below (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):

•   10% if, for any 20 trading days within a 30-trading day period, the closing price of our Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) (the “First Price Trigger”);

•   20% if, for any 20 trading days within a 30-trading day period, the closing price of our Class A ordinary shares equals or exceeds $15.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) (the “Second Price Trigger”); and

•   30% if, for any 20 trading days within a 30-trading day period, the closing price of our Class A shares equals or exceeds $20.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) (the “Third Price Trigger”).

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $10.00 but does not exceed $15.00 for 20 trading days within a 30-trading day period, the First Price Trigger target achievement will be met, resulting in a certain portion of the founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 10% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares. In this case, assuming that no other ordinary shares or equity-linked securities are issued in the business combination and assuming no exercise of the over-allotment option, founder shares would convert into 10% of Class A ordinary shares issued and outstanding (excluding any over-allotment shares if the underwriters exercise their over-allotment option).

Additionally, if, for example, fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares is greater than $15.00 but does not equal or exceed $20.00 for 20 trading days within a 30- trading day period, the First Price Trigger and the Second Price Trigger target achievement will be met, resulting in a certain portion of the founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 20% of the sum of the shares described above (subject to the same exclusions). Alternatively, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares is greater than $20.00 for 20 trading days within a 30-trading day period, the First Price Trigger, Second Price Trigger and Third Price Trigger target achievement will be met, resulting in all founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 30% of the sum of the shares described above (subject to the same exclusions).

In the event of any liquidation, merger, share exchange, reorganization or other similar transaction is consummated after our initial business combination (“Strategic Transaction”) that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, then, immediately before the consummation of such Strategic Transaction, all of the then-outstanding founder shares will automatically convert into Class A ordinary shares, contemporaneously with the closing of such Strategic Transaction, at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including the founder shares) in the aggregate on an as-converted basis, would represent no more than 30% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares.

All founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange.

Any conversion of founder shares described herein will take effect as a compulsory redemption of founder shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the founder shares convert into Class A ordinary shares at a rate of less than one to one.

The founder shares are identical to the Class A ordinary shares, except that:

•  only holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination or continuing the Company in a jurisdiction outside the Cayman Islands during such time;

•  the founder shares will convert into Class A ordinary shares after our initial business combination, as described herein, but only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination including three triggering events based on our shares trading at $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus;

•  the founder shares are subject to certain transfer restrictions, as described in more detail below;

•  the founder shares are entitled to registration rights; and

•  our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association (an “Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). The founder shares in the aggregate are entitled to 30% of the combined voting power of the founder shares and holders of our public shares voting together as a single class. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. As a result, we would need 6,500,001 or approximately 26%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and the over-allotment option is not exercised).

Transfer restrictions on founder shares

Our initial shareholders have agreed not to transfer, assign or sell (i) any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private placement shares

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 900,000 private placement shares (or 975,000 private placement shares if the underwriters’ over-allotment option is exercised in full), at a price per share of $10.00 per share, or $9,000,000 in the aggregate (or $9,750,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the private placement shares will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $250,000,000 (or $287,500,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination, the private placement shares will be worthless. As long as the private placement shares are held by our sponsor, the private placement shares will not be redeemable by us in connection with our initial business combination and will have no right to liquidating distributions from our trust account if we do not complete our initial business combination within 24 months from the closing of this offering.

Transfer restrictions on private placement shares	The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders—Restrictions on Transfers of Founder Shares, Forward Purchase Securities and Private Placement Shares.”

Proceeds to be held in trust account	Of the proceeds we will receive from this offering and the sale of the private placement shares described in this prospectus, $250,000,000, or $287,500,000 if the underwriters’ over- allotment option is exercised in full ($10.00 per share in either case), will be deposited into a segregated trust account located in the United States at JP Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) with Continental Stock Transfer & Trust Company acting as trustee, after deducting $5,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $5,750,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $4,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, the proceeds from this offering and the sale of the private placement shares will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company

Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $250,000 per year, assuming an interest rate of 0.1% per year; however we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and:

•  the net proceeds of this offering and the sale of the private placement shares not held in the trust account, which initially will be approximately $1,000,000 in working capital after the payment of approximately $3,000,000 in expenses relating to this offering; and

•  any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares.

Conditions to completing our initial business combination	There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. So long as we obtain and maintain a listing for our securities on the Nasdaq, our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted purchases of our securities” for a description of how our sponsor, initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public shares could be to reduce the number of public shares outstanding or to vote such shares on any matters submitted to the shareholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our private placement shares, founder shares and forward purchase shares. Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any private placement shares, founder shares and forward purchase shares they hold and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our Company where we do not survive and any transactions where we issue more than 20% of our outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with such listing requirements.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above is contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a shareholder meeting, we will:

•  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of issued and outstanding shares of the Company representing a majority of the voting power of all issued and outstanding shares of the Company entitled to vote at such meeting. Our initial shareholders will count towards this quorum and have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Because prior to the initial business combination the private placement shares and the founder shares in the aggregate are entitled to approximately 32.4% of the combined voting power of the founder shares, private placement shares and holders of our public shares voting together as a single class, we would need 6,500,001 or approximately 26%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option). These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is to be held. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination is consummated	Our amended and restated memorandum and articles of association provide that we will have only 24 months from the closing of this offering to complete our initial business combination or during any Extension Period. If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Our initial shareholders have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their private placement shares and founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Limited payments to insiders	There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers, directors, special advisors or our or their affiliates, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers, directors, or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account:

•  Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•  Payment to our sponsor of $10,000 per month, for 24 months, for office space, secretarial, support and administrative services provided to members of our management team, the payment of which may be accelerated following the announcement of an initial business combination in connection with related transaction costs incurred prior to the consummation of the initial business combination;

•  Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•  Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

In connection with Mr. Uribe’s services as our Chief Investment Officer and other services provided to the sponsor, Mr. Uribe and our sponsor entered into an offer letter pursuant to which Mr. Uribe is entitled to receive a cash fee at a rate of $450,000 per annum paid by the sponsor in monthly installments from June 1, 2021 until the consummation of our initial business combination. Mr. Uribe’s relationship with our sponsor will terminate automatically upon consummation of our initial business combination and may be terminated earlier by either party for any or no reason. Other than as described above, none of our executive officers or directors have received any cash compensation for services rendered to us.

Audit Committee	We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, special advisors or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

RISKS

We are a newly incorporated blank check company that has conducted no operations and has generated no revenues to date. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2021
Balance Sheet Data:	Actual	As Adjusted for the Offering (assuming no exercise of the underwriters’ over- allotment option)
Working capital (deficiency)(1)	$(571,494)	$242,264,376
Total assets(2)	$585,870	$251,014,376
Total liabilities(3)	$571,494	$63,470,700
Temporary equity(4)	$—	$233,250,000
Shareholders’ equity (deficit)	$14,376	$(45,706,324)

(1)

The “as adjusted” calculation includes $250,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement shares, plus $1,000,000 of cash held outside the trust account, plus the working capital deficit of $(571,494) and deferred offering costs of $585,870 at June 30, 2021, minus $8,750,000 of deferred underwriting commissions.

(2)

The “as adjusted” calculation equals $250,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement shares, plus $1,000,000 of cash held outside the trust account, plus the working capital deficit of $(571,494) and deferred offering costs of $585,870 at June 30, 2021.

(3)

The “as adjusted” calculation equals $8,750,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised, plus forward purchase liability of $120,700 and Class L ordinary shares derivative liability of $54,600,000.

(4)

The Class A ordinary shares contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•	our being a company with no operating history and no revenues;

•	past performance of our management team, MELI, Kaszek, our sponsor, or their respective affiliates may not be indicative of future performance of an investment in us;

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our ability to keep our securities listed on Nasdaq;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our initial shareholders controlling the election of our board of directors and electing all of our directors;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	actual and potential conflicts of interests relating to MELI, Kaszek or our sponsor;

•	competitive pecuniary interests of MELI, Kaszek and our sponsor, officers, directors, security holders, clients and their respective affiliates that may conflict with our interests;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•	the ability of our officers and directors to generate a number of potential business combination opportunities;

•

the potential risks associated subsequent to our initial business combination with respect to where our assets will be located, potential reincorporation elsewhere, where our directors and officers will reside and our directors’ and officers’ familiarity with U.S. securities laws;

•	our public securities’ potential liquidity and trading;

•

the possibility that our sponsor could own, in the aggregate, approximately 32.4% of the ordinary shares issued and outstanding upon the consummation of the initial business combination if all of our founder shares vest taken together with our private placement shares (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option);

•

the possibility that our initial shareholders may receive additional Class A ordinary shares based on our trading price and/or based on certain strategic transactions after our initial business combination;

•	the potential risks associated with us being incorporated under the laws of the Cayman Islands;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties;

•	our financial performance following this offering;

•	the potential risks associated with acquiring and operating a business in foreign countries; and

•	the other risks and uncertainties described under the heading “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our private placement shares and founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding ordinary shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding ordinary shares, we would seek shareholder approval of such business combination. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if a majority of our public shareholders do not approve the business combination we complete. Please see the section entitled “Proposed Business—Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Prior to the initial business combination the private placement shares and founder shares in the aggregate are entitled to approximately 32.4% of the combined voting power of the founder shares, the private placement shares and holders of our public shares voting together as a single class (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option). Our initial shareholders also have acquired private placement shares and also may from time to time purchase Class A ordinary shares prior to our initial business combination.

Our amended and restated memorandum and articles of association provide that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. Our initial shareholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. As a result, we would need 6,500,001, or approximately 26%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not purchased any Class A ordinary shares during or after this offering and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination than would be the case if our sponsor agreed to vote its founder shares in accordance with the majority of the votes cast by our public shareholders.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase shares to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase shares fails to close, for any reason, we may lack sufficient funds to complete our initial business combination.

We will enter into a forward purchase agreement pursuant to which our sponsor has agreed to purchase forward purchase shares for $50,000,000 in the aggregate, in a private placement to close substantially concurrently with our initial business combination.

The funds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The obligations under the forward purchase agreement will not depend on whether any public shareholders elect to redeem their shares and will provide us with a minimum funding level for the initial business combination.

If the sale of some or all of the forward purchase shares does not close for any reason, including by reason of the failure by the sponsor to fund the purchase price for their forward purchase shares, we may lack sufficient funds to consummate our initial business combination. Our sponsor’s obligations to purchase its forward purchase shares will be subject to fulfillment of customary closing conditions. In the event of any such failure to fund by our sponsor, any obligation is so terminated or any such closing condition is not satisfied and not waived by our sponsor, we may lack sufficient funds to consummate our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing conditions and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or make us unable to satisfy a minimum cash condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. In addition, the amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing COVID-19 pandemic or any future pandemic and the status of debt and equity markets.

The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continues to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner, or if the COVID-19 pandemic causes a prolonged economic downturn. The extent to which the COVID-19 pandemic impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions to contain the COVID-19 pandemic or treat its impact, among others. If the disruptions posed by the COVID-19 pandemic or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing, which may be impacted by the COVID-19 pandemic and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

The COVID-19 pandemic may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

We may not be able to complete our initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the COVID-19 pandemic continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, executive officers, advisors and their affiliates may elect to purchase public shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of public shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions. Such purchases may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, reduce the number of public shares outstanding or vote such shares on any matters submitted to the shareholders for approval in connection with our initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted purchases of our securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is to be held. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Delivering Stock Certificates in Connection with the Exercise of Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. In that case, public shareholders may be forced to wait beyond 24 months from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis Nasdaq’s minimum initial listing standards, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, Nasdaq’s rules will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. For instance, in order for our Class A ordinary shares to be listed upon the consummation of our initial business combination, among other things, we would be required to have at least 400 round lot holders at such time. We cannot assure you that we will be able to meet those initial listing requirements at that time. Nasdaq will also have discretionary authority to not approve our listing if it determines that the listing of the Company to be acquired is against public policy at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A ordinary shares will be listed on Nasdaq, our Class A ordinary shares will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by special purposes acquisition companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement shares are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement shares and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. In accordance with the SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $250,000,000 of proceeds in the trust account and our total liabilities will consist of deferred underwriting commissions and accrued offering costs. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our shares will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement shares, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of the offering, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 24 months following such closing; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $3,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $3,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. The shares would be identical to the private placement shares. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities (except for our Independent Registered Public Accounting Firm) with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. The underwriters of this offering as well as our registered independent public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our Company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy, insolvency or winding-up laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, insolvency or winding-up law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties under Cayman Islands law to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our initial business combination.

In accordance with Nasdaq’s corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment or removal of directors or continuing the Company in a jurisdiction outside the Cayman Islands prior to consummation of our initial business combination. Accordingly, you may not have any say in the management of our Company prior to the completion of an initial business combination.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Although we expect to complete a business combination with a technology-enabled company in Latin America, our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated memorandum and articles of association prohibit us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our shares will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our Company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our shares will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow, or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our Company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial shareholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Prior to the initial business combination the founder shares in the aggregate (assuming our initial shareholders do not purchase any other public shares in this offering) are entitled to     % of the combined voting power of the founder shares, private placement shares and holders of our public shares voting together as a single class. Our initial shareholders and their permitted transferees will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. In addition, the founder shares, all of which are held by our initial shareholders, will entitle the holders of such shares to appoint all of our directors prior to our initial business combination. Holders of founder shares also have the right to vote to continue the Company in a jurisdiction outside the Cayman Islands prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our Company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. In addition, our board of directors, whose members were elected by our initial shareholders, is and will be divided into three classes, each of which will generally serve for a term of three years (except for those directors appointed prior to our first annual general meeting) with only one class of directors being elected in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will control the outcome, as only holders of our founder shares will have the right to vote on the election of directors and to remove directors prior to our initial business combination. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement shares and the forward purchase shares, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of shares will provide us with $242,250,000 (or $278,437,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $8,750,000, or up to $10,062,500 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	longer payment cycles;

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tax issues, including, but not limited to, rules regarding controlled foreign corporations or passive foreign investment companies, tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in order to effectuate our initial business combination though amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the Company. In addition, our amended and restated memorandum and articles of association require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our ordinary shares, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of the private placement shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon. In all other instances, our amended and restated memorandum and articles of association may be amended by holders of a majority of our issued and outstanding ordinary shares entitled to vote thereon, except provisions related to the appointment or removal of our directors, which may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. Prior to the initial business combination the private placement shares and founder shares in the aggregate are entitled to approximately 32.4% of the combined voting power of the founder shares, private placement shares and holders of our public shares voting together as a single class (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option). Our initial shareholders may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement shares and forward purchase shares. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. Other than in connection with the forward purchase agreement, none of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Involvement of members of our management and companies with which they are affiliated in litigation unrelated to our business affairs could impact our ability to consummate an initial business combination.

Members of our management team and companies with which they are affiliated may be involved in litigation relating to their business affairs unrelated to our Company. Such claims, and any other litigation unrelated to our business affairs involving members of our management, may divert our management team’s attention and resources away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Prior to the initial business combination the private placement shares and founder shares in the aggregate are entitled to approximately 32.4% of the combined voting power of the founder shares, private placement shares and holders of our public shares voting together as a single class (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchase any shares in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination. The forward purchase shares will not be issued until the completion of our initial business combination and, accordingly, will not be included in any shareholder vote until such time.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Certain agreements related to this offering may be amended without shareholder approval.

Each of the agreements related to this offering to which we are a party, other than the investment management trust agreement, may be amended without shareholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial shareholders, sponsor, officers and directors; the registration rights agreement among us and our initial shareholders; the private placement shares purchase agreement between us and our sponsor; the forward purchase agreement between us and our sponsor; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement shares and other securities held by our initial shareholders, sponsor, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Risks Relating to our Sponsor, Advisors and Management Team

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities, including MELI and Kaszek. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including MELI and Kaszek. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including MELI and Kaszek. Our amended and restated memorandum and articles of association provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which they have then current fiduciary or contractual obligations (including MELI and Kaszek), they will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. In particular, Pedro Arnt, our Co-Chief Executive Officer, serves as Chief Financial Officer of MELI and Hernan Kazah, our Co-Chief Executive Officer, serves as Co-Founder and Managing Partner for Kaszek. Any such companies, including MELI and Kaszek, may present additional conflicts of interest in pursuing an acquisition target.

We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and as we believe there are a number of potential opportunities within the industries and geographies of our primary focus.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with MELI, Kaszek, our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of MELI, Kaszek, our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with MELI, Kaszek, our sponsor, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our initial business combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm regarding the fairness to our Company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On June 17, 2021, our sponsor subscribed for an aggregate 12,321,428 founder shares for a total subscription price of $25,000, or approximately $0.002 per share. Such shares are fully paid, and the cash amount of the subscription price therefore was received on June 17, 2021. On September 10, 2021, the Company passed a special resolution to amend the authorized share capital of the Company to US $50,000.00 divided into 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares and 1,000,000 preference shares by (i) redesignating the 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares and (ii) converting into stock the 3,194,444 issued Class B ordinary shares and reconverting and redesignating into 3,194,444 Class L ordinary shares. On September 10, 2021, the securities subscription agreement was amended to provide for the issuance of an additional 417,858 Class L ordinary shares such that, in the aggregate, our sponsor owns 12,739,286 Class L ordinary shares of which 1,639,286 are subject to forfeiture, if the over-allotment option is not exercised by the Underwriters. On September 10, 2021, our independent directors purchased membership interests in our sponsor entitling Gregory Waldorf to an indirect interest in 40,000 founder shares and each of Catherine Ambrose and Jonathan Levav to an indirect interest in 25,000 founder shares owned by our sponsor. In each case, such indirect interests correspond, in particular, to founder shares converting into Class A ordinary shares if following our initial business combination the price of our public shares equal or exceeds $10.00 for 20 trading days within a 30-day trading period such that the first price trigger is met. Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 30% of the ordinary shares issued and outstanding after this offering. Up to 1,639,286 of the founder shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. The founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $10.00, $15.00 and $20.00 per share, in each case, as described in this prospectus. If following our initial business combination all of the founder shares vest, the number of Class A ordinary shares into which the founder shares shall have converted will represent, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering. Notwithstanding the foregoing, all founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange. In addition, our sponsor has committed to purchase an aggregate of 900,000 private placement shares (or 975,000 shares if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share for an aggregate purchase price of $9,000,000 (or $9,750,000 if the underwriters’ over-allotment option is exercised in full), that will also be worthless if we do not complete our initial business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred commissions that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Our management may not maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the Company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not maintain control of the target business.

Past performance by MELI, Kaszek, our sponsor and our management team may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, MELI, Kaszek, our sponsor and our management team or businesses associated with them is presented for informational purposes only. Past performance by MELI, Kaszek, our sponsor and our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of the performance of MELI, Kaszek, our sponsor or our management team or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward. An investment in us is not an investment in Kaszek or MELI. MELI, Kaszek, our sponsor, our management team, directors and their respective affiliates have had no past experience with blank check and special purpose acquisition companies.

MELI, Kaszek and our sponsor, officers, directors, security holders, clients and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, shareholders, including MELI, Kaszek of their clients, or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with MELI, Kaszek, our sponsor, our directors or officers, or where MELI or Kaszek or their clients or affiliates may have an investment. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The financial interests of MELI, Kaszek and their clients or affiliates, and our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, MELI’s or Kaszek’s or their affiliates’ and our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Risks relating to our Securities

The purchase of our founder shares was at a nominal price and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 97.2% or $9.72 per share, assuming no exercise of the underwriters’ over-allotment option, the difference between the pro forma net tangible book value per share after this offering of $0.28 and the initial offering price of $10.00 per share. Assuming full exercise of the underwriters’ over-allotment option, upon closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 97.6% or $9.76 per share, the difference between the pro forma net tangible book value per share after this offering of $0.24 and the initial offering price of $10.00 per share. This dilution would increase to the extent that the first price trigger, second price trigger or third price trigger are met and in general to the extent that the antidilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. Such dilution becomes exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination.

While we are offering our shares at an offering price of $10.00 per share and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share, our sponsor paid only a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.002 per share assuming the underwriters’ over-allotment option is not exercised. As a result, the value of your public shares may be significantly diluted in the event we consummate an initial business combination. For example, the following table shows the public shareholders’ and sponsor’s investment per share and how that compared to the implied value of one of our shares upon the consummation of our initial business combination if at the time we were valued at $250,000,000, which is the amount we would have for our initial business combination in the trust account assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination. At such valuation, each of our ordinary shares would have an implied value of $6.76 per share, which is a 32.4% decrease as compared to the initial implied value per public share of $10.00. This implied value assumes however conversion of all founder shares into Class A ordinary shares at the time of our initial business combination but in fact the founder shares only convert in tranches until after our initial business combination provided that certain specified price thresholds at or above $10.00, $15.00 and $20.00 per Class A ordinary share are subsequently met. Therefore, the implied value of our public shares at the time of conversion of the founder shares may be higher than the $10.00 per public share described above.

Public shares	25,000,000
Private Placement Shares (1)	900,000
Founder shares (1)	11,100,000
Total shares (1)	37,000,000
Total funds in trust available for initial business combination	$250,000,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination (2)	$6.76
Public shareholders’ investment per share	$10.00
Sponsor’s investment per share (1)(3)	$0.002

(1)	Assumes that the underwriters have not exercised their over-allotment option.

(2)

Does not take into account other potential impacts on our valuation at the time of the business combination, such as the trading price of our public shares, the business combination transaction costs (including payment of $8,750,000 of deferred underwriting commissions), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects.

(3)

The sponsor’s total investment in the equity of the Company, inclusive of the sponsor’s $25,000 investment in the founder shares and the sponsor’s $9,000,000 investment in the private placement shares, is $9,025,000.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

While the implied value of our public shares may be diluted, the implied value of $6.76 per share would represent a significant implied profit for our sponsor relative to the initial purchase price of the founder shares. Our sponsor has committed to invest an aggregate of $9,025,000 in us in connection with this offering, comprised of the $25,000 purchase price for the founder shares and the $9,000,000 purchase price for the private placement shares (assuming the underwriters do not exercise their over-allotment option). At $10.00 per share, the 11,100,000 (not including any founder shares that would be forfeited if the overallotment option was exercised) founder shares would have an aggregate implied value of $111,000,000. As a result, even if the trading price of our ordinary shares significantly declines, our sponsor will stand to make significant profit on its investment in us. In addition, our sponsor could potentially recoup its entire investment in us even if the trading price of our ordinary shares were as low as $0.75 per share and even if the private placement shares are worthless. As a result, our sponsor is likely to make a substantial profit on its investment in us even if we select and consummate an initial business combination that causes the trading price of our ordinary shares to decline, while our public shareholders who purchased their shares in this offering could lose significant value in their public shares. Our sponsor may therefore be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

SPACs present accounting issues that require the exercise of judgment to determine the proper accounting treatment, and the accounting could be subject to change, particularly for novel features, which could affect our reported results or financial condition.

The accounting for instruments issued by SPACs, and for transactions in which SPACs engage, requires the exercise of judgment and may be subject to uncertainty or to diversity of practice. This is particularly true for novel instruments or transactions. One example of complex and judgmental area is the accounting for embedded features that issued shares could have and the classification assessment between liability and equity. The Company will account for the Class L ordinary shares as equity linked instruments. Based on the guidance in ASC 815, certain adjustments to the settlement amount of the Class L ordinary shares are based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under ASC 815-40. Therefore, the Class L ordinary shares will be recorded as liabilities as these shares are not considered indexed to the Company’s share capital and not eligible for an exception from derivative accounting. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statement of operations. Changes in the inputs and assumptions for the valuation model we use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of our Class A ordinary shares represents the primary underlying variable that impacts the value of the derivative instruments. Additional factors that impact the value of the derivative instruments include the volatility of our stock price, discount rates and stated interest rates. As a result, our consolidated financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of our Class A ordinary shares, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of operations. This accounting treatment may have an adverse effect on the market price of our Class A ordinary shares or may make it more difficult for us to consummate an initial business combination.

The determination of the offering price of our shares, the size of this offering and terms of the shares is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our shares properly reflects the value of such shares than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the shares were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the shares, including the Class A ordinary shares, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the shares is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include three-year director terms and the ability of the board of directors to designate the terms of and issue new series of preferred shares, and the fact that prior to the completion of our initial business combination only holders of our Class L ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment or removal of directors, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have been approved to have our public shares listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq’s listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $10,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $30,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares is a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A ordinary shares will be listed on Nasdaq, our Class A ordinary shares will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by shareholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement shares, in the amount of $250,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open

Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $250,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•

restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering; and (iii) absent an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

The grant of registration rights to our initial shareholders and holders of our private placement shares and forward purchase shares may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders can demand that we register the Class A ordinary shares into which founder shares are convertible and the private placement shares and forward purchase shares. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities owned by our initial shareholders are registered for resale.

We may issue additional Class A ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue additional Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorize the issuance of up to 464,000,000 Class A ordinary shares, par value $0.0001 per share, 35,000,000 founder shares, par value $0.0001 per share and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 438,100,000 and 23,900,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and founder shares available, respectively, for issuance, which amount does not take into account shares issuable upon conversion of the founder shares. The founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our public shares trading at $10.00 per share, $15.00 per share and $20.00 per share, in each case, as described in this prospectus. If following our initial business combination all of the founder shares vest, the number of Class A ordinary shares into which the founder shares shall have converted will represent, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering. Notwithstanding the foregoing, all founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange.

We may issue a substantial number of additional Class A ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional shares of ordinary shares or preferred shares, including any forward purchase shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of Class A ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares.

If all of our founder shares vest, and taken together with our private placement shares, our sponsor will own, in the aggregate, approximately 32.4% of the ordinary shares issued and outstanding upon the consummation of this offering (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option).

Most blank check companies issue founder shares representing 20% of the ordinary shares issued and outstanding upon the consummation of such blank check company’s initial public offering. We have issued 12,739,286 founder shares (of which up to 1,639,286 founder shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters) which will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $10.00 per share, $15.00 per share and $20.00 per share, in each case, as described in this prospectus. In addition, we have issued 900,000 Class A ordinary shares (975,000 if the underwriters exercise their over-allotment option in full) as private placement shares, which are held by our sponsor. If following our initial business combination all of the founder shares vest, the number of Class A ordinary shares into which the founder shares shall have converted plus the private placement shares will represent, in the aggregate, approximately 32.4% of the ordinary shares issued and outstanding upon the consummation of this offering (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option). Notwithstanding the foregoing, all founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange. If all of our founder shares vest, the issuance of Class A ordinary shares upon conversion of such shares would dilute the interest of our shareholders relative to shareholders of other blank check companies.

Our initial shareholders may receive additional Class A ordinary shares based on our trading price and/or based on certain strategic transactions after our initial business combination.

If between our initial business combination and the five year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, a certain portion of the founder shares will automatically convert into Class A ordinary shares necessary to achieve the highest applicable (based on the trading price) conversion ratios for each such target achievement described below (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):

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10% at $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “First Price Vesting”);

-

20% at $15.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Second Price Vesting”); and

-

30% at $20.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Third Price Vesting”).

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $10.00 but does not exceed $15.00 for 20 trading days within a 30-trading day period, the First Price Vesting target achievement will be met, resulting in a certain portion of the founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 10% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares. In this case, assuming that no other ordinary shares or equity-linked securities are issued in the business combination and assuming no exercise of the over-allotment option, founder shares would convert into 10% of Class A ordinary shares issued and outstanding.

Additionally, if, for example, fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares is greater than $15.00 but does not equal or exceed $20.00 for 20 trading days within a 30-trading day period, the First Price Trigger and the Second Price Trigger target achievement will be met, resulting in a certain portion of the founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 20% of the sum of the shares described above (subject to the same exclusions). Alternatively, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares is greater than $20.00 for 20 trading days within a 30-trading day period, the First Price Trigger, Second Price Trigger and Third Price Trigger target achievement will be met, resulting in all founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 30% of the sum of the shares described above (subject to the same exclusions).

In the event of any liquidation, merger, share exchange, reorganization or other similar transaction consummated after our initial business combination (“Strategic Transaction”) that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, then, immediately before the consummation of such Strategic Transaction, all of the then-outstanding founder shares will convert into Class A ordinary shares contemporaneously with the closing of such Strategic Transaction, at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including founder shares), in the aggregate on an as-converted basis, would represent no more than 30% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

We intend to pursue a target company with operations or opportunities outside of the United States for our initial business combination, which may subject us to additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations, including differences between GAAP and the International Accounting Standards;

•	costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete our initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management may resign from their positions as officers or directors of the Company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We will be exposed to certain risks that are particular to investing in emerging and other markets.

In seeking significant investment exposure in Latin American countries, we are subject to political, economic, legal, operational and other risks that are inherent to operating and investing in these countries. These risks range from difficulties in settling transactions in emerging markets due to possible nationalization, expropriation, price controls and other restrictive governmental actions. We will also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by us in their countries into U.S. dollars or other currencies, or to take those dollars or other currencies out of those countries.

General Risk Factors

We are a newly-formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly-formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Changes in laws or regulations, including different or heightened rules or requirements promulgated by the SEC, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. It is possible that we will become subject to different or heightened rules or requirements promulgated by the SEC, and we may become subject to heightened or increased scrutiny by the SEC. On December 10, 2020, the SEC’s Office of Inspector Education and Advocacy issued an investor bulletin entitled What You Need to Know About SPACs. On December 22, 2020, the SEC’s Division of Corporate Finance issued CF Disclosure Guidance: Topic No. 11 regarding special purpose acquisition companies. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time. In particular, it is possible that we may become subject to different or heightened rules or requirements, or face increased regulatory scrutiny, by the SEC. These changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Our status as a smaller reporting company is determined annually. We will continue to qualify as a smaller reporting company through the following fiscal year as long as (i) the market value of our ordinary shares held by non-affiliates (measured as of the end of the second quarter of the then current fiscal year) does not equal or exceed $250,000,000 or (ii) our annual revenues for the most recently completed fiscal year do not equal or exceed $100,000,000 and the market value of our ordinary shares held by non-affiliates (measured as of the end of the second quarter of the then current fiscal year) does not equal or exceed $700,000,000. If we exceed these thresholds, we will cease to be a smaller reporting company as of the first day of the following fiscal year.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received a tax exemption undertaking from the Cayman Islands Government that, in accordance with Section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to us and received at our registered office will be forwarded unopened to the forwarding address supplied by us. None of us, our directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Shareholders of Cayman Islands exempted companies like the Company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Campbells LLP, our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and

(ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a passive foreign investment company (a “PFIC”) for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations—United States Federal Income Taxation—U.S. Holders”) of our ordinary shares, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We believe we will meet the PFIC asset or income test prior to our initial business combination, subject to the possible application of a start-up exception (see the section of this prospectus captioned “Income Tax Considerations—United States Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules”). The application of the start-up exception is uncertain, and there can be no assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Moreover, our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year prior to our initial business combination, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information. We urge U.S. Holders to consult their tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Income Tax Considerations—United States Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval by special resolution under the Companies Act, effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located, or reincorporate in another jurisdiction. Such transactions may result in tax liability for a shareholder in the jurisdiction in which the shareholder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we incorporate. In the event of reincorporation pursuant to our initial business combination, such tax liability may attach prior to the consummation of any redemptions. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

If we determine to merge with a target company in another jurisdiction or otherwise reincorporate in a different jurisdiction, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a single country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. Factors that have recently affected and may continue to affect general economic conditions in the world include pandemics such as the COVID-19 outbreak, periods of civil unrest, government austerity programs, natural disasters and wars. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

USE OF PROCEEDS

We are offering 25,000,000 Class A ordinary shares at an offering price of $10.00 per share. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement shares will be used as set forth in the following table.

	Without Exercise of Over- allotment Option	With Full Exercise of Over- allotment Option
Gross proceeds
Gross proceeds from shares offered to public (1)	$250,000,000	$287,500,000
Gross proceeds from private placement shares offered in the private placement	9,000,000	9,750,000

Total gross proceeds	$259,000,000	$297,250,000

Estimated offering expenses (2)
Underwriting commissions (excluding deferred portion) (3)	$5,000,000	$5,750,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	215,000	215,000
SEC/FINRA Expenses	75,000	75,000
Travel and road show	25,000	25,000
Nasdaq listing fees	75,000	75,000
Directors and officers liability insurance premiums (4)	1,700,000	1,700,000
Miscellaneous expenses(5)	380,000	380,000

Total estimated offering expenses (other than underwriting commissions)	$3,000,000	$3,000,000
Proceeds after estimated offering expenses	$251,000,000	$288,500,000
Held in trust account (3)	$250,000,000	$287,500,000

% of public offering size	100	100
Not held in trust account (2)	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account.(5)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination (6)	$500,000	50.0%
Legal and accounting fees related to regulatory reporting obligations	75,000	7.5%
Nasdaq continued exchange listing fees	85,000	8.5%
Payment for office space, administrative and support services(7)	240,000	24.0%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	75,000	7.5%
Working capital to cover miscellaneous expenses	25,000	2.5%

Total	$1,000,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)

A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $3,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)

The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, up to $8,750,000, which constitutes the underwriters’ deferred commissions (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $250,000,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering be deposited in a trust account. Of the $259,000,000 in gross proceeds we receive from this offering and the sale of the private placement shares described in this prospectus, or $297,250,000 if the underwriters’ over-allotment option is exercised in full, $250,000,000 ($10.00 per share), or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, after deducting $5,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $5,750,000 if the underwriters’ over-allotment option is exercised in full)

and an aggregate of $4,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $250,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.

We expect that the interest earned on the trust account will be sufficient to pay income taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay our taxes, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated memorandum and articles of association provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Subsequent to the closing of this offering, we will pay our sponsor $10,000 per month, for 24 months, for office space, secretarial, support and administrative services provided to members of our management team (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate). Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of January 31, 2022 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor pursuant to which pursuant to which our sponsor has committed that it will to purchase from us 5,000,000 forward purchase share at a price of $10.00 per forward purchase share, for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination. Our sponsor has agreed that it will not redeem any Class A ordinary shares held by them in connection with the initial business combination. The forward purchase shares will be identical to the public shares, respectively, except that the holders thereof will have certain registration rights and the forward purchase shares will be subject to certain transfer restrictions, as described in this prospectus.

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase shares and the Class A ordinary shares issuable upon exercise of the forward purchase shares. Please see “Description of securities—Registration and shareholder rights” for additional information.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with minimum funding level for our initial business combination. The forward purchase shares will be issued only in connection with the closing of the initial business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

In calculating the pro forma net tangible book value after this offering, we have given effect to the provision of our amended and restated memorandum and articles of association that provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 73.02% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

As of June 30, 2021, our net tangible book deficit was $(571,494), or approximately $(0.05) per ordinary share. After giving effect to the sale of 25,000,000 Class A ordinary shares we are offering by this prospectus (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement shares and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021 would have been $5,000,001 or $0.28 per share (or $5,000,001 or $0.24 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 18,254,368 Class A ordinary shares that may be redeemed for cash, or 21,063,118 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full which is the maximum number of Class A ordinary shares that may be redeemed for cash to effect a business combination) of $0.33 per share (or $0.28 per share if the underwriters’ over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus. Total dilution to public shareholders from this offering will be $9.72 per share (or $9.76 per share if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis:

	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book value (deficit) before this offering	(0.05)	(0.04)
Increase attributable to public shareholders	0.33	0.28
Pro forma net tangible book value after this offering and the sale of the private placement shares	$0.28	$0.24
Dilution to public shareholders	$9.72	$9.76

Percentage of dilution to public shareholders	97.2%	97.6%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $182,543,675 assuming holders of up to approximately 73.02% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholders, who hold our founder shares, and the public shareholders (assuming no exercise of the underwriters’ over-allotment option):

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Class L Ordinary Shares (1)	11,100,000	30.0%	$1,274	0.00%	$0.0001
Total Class L Ordinary Shares	11,100,000	—	$23,726	0.01%	$0.0021
Private Placement Shares	900,000	2.4%	$9,000,000	3.47%	$10.00
Public Shareholders	25,000,000	67.6%	$250,000,000	96.52%	$10.00

	37,000,000	100.0%	$259,025,000	100.0%

(1)

Does not include Class A ordinary shares that may be issuable upon conversion of the founder shares. The founder shares will convert into Class A ordinary shares after our initial business combination, subject to adjustment pursuant to certain anti-dilution rights, as described herein, but only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination including three triggering events based on our shares trading at $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. Notwithstanding the foregoing, all founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 73.02% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

The pro forma net tangible book value (subject to the assumption described above) per share after this offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book (deficit) before this offering	$(571,494)	$(571,494)
Net proceeds from this offering and sale of the private placement shares	251,000,000	288,500,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value before this offering	585,870	585,870
Less: Forward purchase liability	(120,700)	(120,700)
Less: Class L ordinary shares derivative liability	(54,600,000)	(62,700,000)
Less: Deferred underwriting commissions	(8,750,000)	(10,062,500)
Less: Assumed maximum proceeds available for redemption to effect a business combination	(182,543,675)	(210,631,175)

	Without Over-allotment	With Over-allotment
Denominator:	$5,000,001	$5,000,001
Class L ordinary shares outstanding prior to this offering	12,739,286	12,739,286
Class L ordinary shares forfeited if over-allotment is not exercised	(1,639,286)	—
Class A ordinary shares offered	25,000,000	28,750,000
Less: Maximum shares that might be redeemed to effect a business combination	(18,254,368)	(21,063,118)

	17,845,632	20,426,168

(1)	Expenses applied against gross proceeds include offering expenses of $3,000,000 and underwriting commissions of $5,000,000 (excluding deferred underwriting fees). See “Use of Proceeds.”
(2)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our Class A ordinary shares in this offering and the sale of the private placement shares and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option (and excludes gross proceeds from the sale of forward purchase shares that may close substantially simultaneously with the closing of our initial business combination):

	As of June 30, 2021
	Actual	As Adjusted(1)

Notes payable and due to related party(2)	$11,500	$—

Forward purchase agreement liability(3)	—	120,700

Class L ordinary shares derivative liability(4)		54,600,000

Deferred underwriting commissions	—	8,750,000

Class A ordinary shares, $0.0001 par value, 464,000,000 shares authorized, actual and as adjusted; 0 and 23,325,000 Class A ordinary shares are subject to possible redemption, actual and as adjusted, respectively(5)(6)	—	233,250,000

Shareholders’ equity:

Preferred shares, $0.0001 par value; 1,000,000 preferred shares authorized, actual and as adjusted; 0 preferred shares issued and outstanding, actual and as adjusted	—	—

Private placement shares, $0.0001 par value; 900,000 private placement shares authorized, actual and as adjusted; 0 and 900,000 private placement shares issued and outstanding, actual and as adjusted, respectively	—	90

Class L ordinary shares, $0.0001 par value: 35,000,000 Class L ordinary shares authorized, actual and as adjusted; 12,739,286 Class L ordinary shares issued and outstanding, actual and as adjusted	1,274	—

Additional paid-in capital(7)	23,726	8,999,910

Accumulateddeficit(8)	(10,624)	(54,706,324)

Total shareholders’ equity (deficit)	14,376	(45,706,324)

Total capitalization	$25,876	$251,014,376

(1)

Assumes that after the proposed offering founder shares account for 30% of the sum of public shares, private placement shares and founder shares, including shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account.

(2)	Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2021, we have borrowed $11,500 under the promissory note with our sponsor.

(3)	We will enter into a forward purchase agreement with our sponsor. Pursuant to the forward purchase agreement, the sponsor will agree to purchase 5,000,000 shares at a purchase price of

$10.00 per share. The Class A ordinary shares to be issued under the forward purchase agreement will have no redemption rights and will have no right to liquidating distributions from the trust account. The purchase of the forward purchase shares will take place a private placement to occur concurrently and only in connection with the closing of our initial business combination. The forward purchase shares are subject to registration rights. The Company will account for the forward purchase agreement in accordance with the guidance in ASC 815-40 and expects to account for such agreement as derivative liability. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statement of operations.

(4)

The Company will account for the Class L ordinary shares as equity linked instruments. Based on the guidance in ASC 815, certain adjustments to the settlement amount of the Class L ordinary shares are based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under ASC 815-40. The Class L ordinary shares will be recorded as liabilities as these shares are not considered indexed to the Company’s share capital and not eligible for an exception from derivative accounting. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statement of operations.

(5)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. In accordance with the SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $250,000,000 of proceeds in the trust account and our total liabilities will consist of the warrant liability, forward purchase agreement liability, deferred underwriting commissions and accrued expenses.

(6)

The as adjusted amount is presented net of allocated transaction costs related to this offering. The Class A ordinary shares contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A.

(7)

As adjusted additional paid-in capital includes the excess of proceeds from the sale of the private placement shares over their estimated fair value at issuance as a deemed capital contribution from our sponsor.

(8)

As adjusted accumulated deficit includes transaction costs associated with forward purchase agreement liability, Class L ordinary shares liability and the excess of fair value over the proceeds from the sale of private placement shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly-incorporated Cayman Islands exempted company structured as a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search for an initial business combination on technology-enabled Latin American companies across a number of verticals, including, but not limited to, commerce, financial services, logistics, healthcare, education, enterprise software and entertainment. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement shares and the forward purchase shares, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional ordinary shares in connection with a business combination to the owners of the target or other investors, including pursuant to the forward purchase agreement:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder shares resulted in the issuance of additional Class A ordinary shares upon conversion of the founder shares;

•	may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of June 30, 2021, we had no cash and deferred offering costs of $585,870. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through a capital contribution from our sponsor of $25,000 in exchange for the issuance of the founder shares to our sponsor and up to $300,000 in loans available from our sponsor.

We estimate that the net proceeds from the sale of the Class A ordinary shares in this offering and the sale of the private placement shares for an aggregate purchase price of $9,000,000 (or $9,750,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $3,000,000 and underwriting commissions of $5,000,000 (or $5,750,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $8,750,000, or $10,062,500 if the underwriters’ over-allotment option is exercised in full), will be $251,000,000 (or $288,500,000 if the underwriters’ over-allotment option is exercised in full). $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $3,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $3,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions) and the proceeds from the sale of the forward purchase shares, to complete our initial business combination. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering the sale of the forward purchase shares in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $500,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $75,000 for legal and accounting fees related to regulatory reporting requirements; $85,000 for Nasdaq and other regulatory fees; $75,000 for consulting, travel and miscellaneous expenses incurred during the search for a business combination target; and approximately $25,000 for general working capital that will be used for miscellaneous expenses and reserves. We will also pay our sponsor $10,000 per month, for 24 months, for office space, secretarial, support and administrative services provided to members of our management team subsequent to the closing of this offering (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement shares, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

We have not completed an assessment, nor has our independent registered public accounting firm tested our systems of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement shares held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On June 17, 2021, our sponsor purchased 12,321,428 founder shares for an aggregate purchase price of $25,000 (of which up to 1,607,143 founder shares are subject to forfeiture). On September 10, 2021, the Company passed a special resolution to amend the authorized share capital of the Company to $50,000 divided into 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares and 1,000,000 preference shares by (i) redesignating the 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares and (ii) converting into stock the 3,194,444 issued Class B ordinary shares and reconverting and redesignating into 3,194,444 Class L ordinary shares. On September 10, 2021, the securities subscription agreement was amended to provide for the issuance of an additional 417,858 Class L ordinary shares such that, in the aggregate, our sponsor owns 12,739,286 Class L ordinary shares of which 1,639,286 are subject to forfeiture, if the over-allotment option is not exercised by the Underwriters. On September 10, 2021, our independent directors purchased membership interests in our sponsor entitling Gregory Waldorf to an indirect interest in 40,000 founder shares and each of Catherine Ambrose and Jonathan Levav to an indirect interest in 25,000 founder shares owned by our sponsor. In each case, such indirect interests correspond, in particular, to founder shares converting into Class A ordinary shares if following our initial business combination the price of our public shares equal or exceeds $10.00 for 20 trading days within a 30-day trading period such that the first price trigger is met. Prior to the initial investment in the Company of $25,000 by our sponsor, the Company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. The initial shareholders will hold (in the aggregate, on an as-converted basis) 10% of our Class A ordinary shares issued and outstanding or immediately following the closing of the initial business combination (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any Class A ordinary shares issuable upon conversion of the founder shares).

Our sponsor, officers and directors, or any of their respective affiliates, including MELI and Kaszek, will be reimbursed for any fees and reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, special advisors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of reasonable out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor pursuant to which pursuant to which our sponsor has committed that it will to purchase from us 5,000,000 Class A ordinary share at a price of $10.00 per Class A ordinary share, for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination. Our sponsor has agreed that it will not redeem any Class A ordinary shares held by them in connection with the initial business combination. The forward purchase shares will be identical to the public shares, except that the holders thereof will have certain registration rights and the forward purchase shares will be subject to certain transfer restrictions, as described in this prospectus.”

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase shares and the Class A ordinary shares issuable upon exercise of the forward purchase shares. Please see “Description of securities—Registration and shareholder rights” for additional information.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with minimum funding level for our initial business combination. The forward purchase shares will be issued only in connection with the closing of the initial business combination.

Pursuant to the forward purchase agreement, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares owned by our sponsor or the forward transferees, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such completion. The post-combination entity will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

MELI Kaszek Pioneer Corp is a newly-incorporated Cayman Islands exempted company structured as a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, to which we refer throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search for an initial business combination on technology-enabled companies operating in Latin America across a number of verticals, including, but not limited to, commerce, financial services, logistics, healthcare, education, enterprise software and entertainment.

MELI Kaszek Pioneer reunites the founders and key members of the founding team of MELI, who worked as a cohesive unit during the company’s first decade, from 1999 to 2011. They were pioneers in identifying the potential for disruption through technology in Latin America, and MELI became the region’s most valuable technology company as of the date of this prospectus in terms of market capitalization. Several of the founders of MELI were subsequently pioneers in bringing global venture capital at scale to the vibrant Latin American tech ecosystem, and Kaszek is now the largest early-stage, technology-focused venture capital manager in Latin America.

Today, this team believes that the region’s technology ecosystem is ripe for accessing international capital markets to unlock a new era of growth and therefore is committing again to pioneer in creating a vehicle to partner with a new Latin American technology champion and enable such access. MELI Kaszek Pioneer is a strategic priority for both MELI and Kaszek that we believe will open a new chapter for value creation through capital markets in Latin America.

MELI AND KASZEK

Our sponsor is jointly owned by MELI and Kaszek. MELI is the largest Latin American technology company by market capitalization as of the date of this prospectus and a regional leader in commerce and fintech, and Kaszek is the largest early-stage, technology focused venture capital manager in Latin America. MELI and Kaszek are joining forces to make MELI Kaszek Pioneer a powerful proposition for leading private tech companies in the region.

We believe that MELI Kaszek Pioneer offers potential targets unique expertise through the joint capabilities of MELI and Kaszek, their proven ability to work together to drive successful results and access to the combined knowledge of each organization. MELI and Kaszek share a common vision, and each has a track record in identifying and growing start-ups and leading them to become successful publicly-traded companies, as exemplified by MELI, which has been a listed company for 15 years.

The two firms and their respective teams have maintained a very close relationship during the last two decades, including successfully leading venture capital investments together, such as DigitalHouse (where Angel Uribe, our Chief Investment Officer, was also an active board member) and Warren. Our management believes that this mutual trust will result in fluid and expedited decision making in the search for an initial business combination.

MELI and Kaszek, both individually and as organizations, have been at the center of the development of the large and growing digital economy in the region over the last two decades. We believe much of the evolution that is seen today in the sector can be traced back to either MELI, Kaszek or both. They have served as an inspiration for the newer generations of entrepreneurs, have been a source of talent to feed the market with capable professionals, have provided financial resources to foster the region’s technological evolution, and have created and helped other founders to create compelling technology-based solutions that have democratized and unlocked transformational efficiencies across key industries. This transformation in turn has fostered entrepreneurship and social mobility, which we believe in the long run will lead to an improvement in overall socioeconomic conditions throughout Latin America.

MELI, Kaszek and our management team have complementary skill sets. The MELI platform is positioned to propel potential targets by leveraging new or existing business relationships and adjacencies, as well as offering valuable knowledge on public company governance; while Kaszek brings deal execution capabilities, unique market insights and connectivity across the region. MELI and Kaszek also share core cultural values: an entrepreneurial mindset, a passion for technology and innovation, and a deep commitment to creating significant value through long-term focus and building trusted relationships with partners.

MELI and Kaszek have both consistently been preferred channels for leading international investors to access the attractive tech ecosystem and growth dynamics in Latin America. Both institutions have significant value-creation track records, having generated over $150 billion in total equity value appreciation, based on MELI’s current market capitalization as well as Kaszek’s exited investments and the most recent valuations for its current portfolio companies. We believe that this strong performance and the reputation it has fostered with investors, will allow MELI Kaszek Pioneer to accelerate the positive trend of increasing access to capital and know-how for tech startups in the region, further closing the gap of under-capitalization compared to more developed regions.

MELI is the largest online commerce and fintech platform in Latin America and as of June 2021 one of the six largest companies in the Americas by market capitalization value in internet retail and internet software/services for the Americas. It has a unique regional and integrated platform designed to provide users with a complete portfolio of services to facilitate commercial and financial transactions. MELI is present in 18 countries across the region and is the e-commerce market leader in key geographies such as Brazil, Mexico, Argentina, Chile and Colombia, based on the number of total visits in the period between June 2020 and May 2021.

MELI was founded and incorporated in Delaware in 1999 by a team of pioneers, many of whom continue leading MELI to date. The founding team includes Marcos Galperin, MELI’s current chairman and chief executive officer; Hernan Kazah, our co-Chief Executive Officer; Stelleo Tolda, MELI’s current president of Commerce; and Osvaldo Gimenez, MELI’s current president of Fintech. Other senior executives of MELI have also been part of the company since it started operations, including our co-Chief Executive Officer, Pedro Arnt, who is currently the chief financial officer of MELI; and Daniel Rabinovich, MELI’s chief operating officer.

MELI has consistently launched new synergistic business segments and innovative products and solutions, which have allowed the company to offer a unique full-service platform for its customers. This robust ecosystem had fostered the development of the largest e-commerce community in Latin America, while uniquely addressing the distinctive cultural and geographic challenges of operating in the region. MELI currently provides the following highly integrated and complementary services to buyers and sellers, spanning multiple segments of the Latin American digital ecosystem, each one presenting an opportunity for synergies and business partnerships with prospective target companies for MELI Kaszek Pioneer:

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MercadoLibre Marketplace: Fully-automated, topically-arranged and user-friendly online commerce platform, which can be accessed through MELI’s website and mobile app. This platform enables both businesses and individuals to list merchandise and conduct sales and purchases online.

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Mercado Pago: Fintech solution, designed to facilitate transactions both on and off MELI’s marketplaces by allowing users to securely, easily and promptly send and receive payments online. Mercado Pago product and services offering includes off-platform payment processing through QR codes and mobile points of sale devices, transfers between users, asset management (Mercado Fondo) and financing for both merchants and customers (Mercado Credito).

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Mercado Envios: Cost-efficient alternative for sellers to utilize MELI’s existing distribution chain to fulfill sales on its platform. Sellers that opt into the program are able to offer a uniform and seamlessly integrated shipping experience to their buyers at competitive prices.

-	MercadoLibre Classifieds: Online classified listing service which allows users to list and purchase vehicles, real estate and services.

-	MercadoLibre Advertising Platform: Enables MELI’s sellers and large advertisers to display ads on the MELI’s webpages.

-	Mercado Shops: Online store solution which allows users to set-up, manage and promote their own online stores which are hosted by MELI and offer integration with the other services offered by MELI.

MELI’s unique proposition for customers across the region has led to a track record of sustained high growth. Since 2007, it has incorporated 50 million unique active users to its platform, reaching almost 76 million during the twelve months ended June 30, 2021. Over the same period, MELI has grown its gross merchandise volume, total payment volume and revenues at compound annual rates in US dollar terms of 23%, 55% and 35%, respectively, to reach $26.0 billion, $63.0 billion and $4.7 billion, respectively, for the twelve months ended June 30, 2021.

MELI has a longstanding and successful track record in the United States public equity markets, listed on Nasdaq since 2007. The company’s strong operational and financial performance since its initial public offering has led to significant value creation for its shareholders, with market capitalization increasing by over 98 times in US dollar terms as of July 2, 2021, representing a compound annual rate of return above 38%. Since its initial public offering, MELI has built strong ties to key institutional investors in the public domain and several leading firms have remained as significant shareholders in the company for many years. MELI also has direct experience with other relevant capital markets financing alternatives, including convertible instruments and bonds.

MELI has proactively pursued partnership opportunities to continue diversifying and improving its unique product and service offering, most recently by entering into a strategic relationship with PayPal in 2019. To continue growing and developing the leading technology company in the region, MELI has further sought partnerships by becoming an active and successful investor in the sector through the MELI Fund. MELI Fund was launched in 2016 as the company’s corporate venture capital arm and since then has completed 26 investments across four countries and multiple key verticals. MELI Fund pursues value creation and ecosystem growth in the region, investing in companies with a similar mission to MELI’s of boosting the digital ecosystem and democratizing commerce and access to capital by leveraging technology. MELI Fund invests in seed, early and growth stage companies led by outstanding entrepreneurs and strong teams and helps these companies to scale their business, partially by becoming a strategic partner fostering synergies with MELI.

We believe MELI Kaszek Pioneer will significantly benefit from MELI’s leading position and scale in order to source highly attractive business combination candidates as well as drive a significant value-unlocking and high-growth transformation in our eventual target through a potential partnership and joint business development.

Kaszek Highlights

Kaszek is the largest early-stage, technology focused venture capital manager in Latin America, having raised more than $2 billion in seven different funds that encompass a full lifecycle investing strategy. We believe Kaszek has one of the most experienced investing teams in the region, including Hernan Kazah, our co-Chief Executive Officer, Nicolás Szekasy and Nicolas Berman, who as co-founder and chief operating officer, chief financial officer and vice president of marketing at MELI, respectively, were instrumental to MELI’s development and performance from its founding in 1999, through its initial public offering in 2007 and until 2011.

Hernan Kazah and Nicolás Szekasy decided to launch Kaszek in mid-2011, leveraging their first-hand start-up experience to identify leading technology entrepreneurs and founders in Latin America and help them financially, strategically and operationally across their long journey to create the next generation of disruptive companies in the region. Kaszek is currently led by seven seasoned partners, all with unique skill sets and backgrounds, who are supported by experienced professionals located in São Paulo, Mexico City, Buenos Aires, Montevideo and Palo Alto.

Kaszek has so far invested in 101 technology companies across Latin America in most of the relevant industries and verticals, such as financial services, education, healthcare, ecommerce, marketplaces, enterprise software, and SaaS, among others. Kaszek is one of the top unicorn builders in the region, having invested and successfully helped eleven companies to achieve this status, including Nubank (latest approximate valuation as of June 2021: $30.4 billion), QuintoAndar (latest approximate valuation as of August 2021: $5.1 billion), Kavak (latest approximate valuation as of February 2021: $4.0 billion), NuvemShop (latest approximate valuation as of August 2021: $3.1 billion), Gympass (latest approximate valuation as of June 2021: $2.1 billion), Bitso (latest approximate valuation as of May 2021: $2.1 billion), Loggi (latest approximate valuation as of February 2021: $1.7 billion), Creditas (latest approximate valuation as of December 2020: $1.7 billion), NotCo (latest approximate valuation as of July 2021: $1.4 billion), MadeiraMadeira (latest approximate valuation as of December 2020: $1.0 billion) and PedidosYa (already exited). Kaszek aims to become the most trusted and value-add partner for its portfolio companies, providing capital but further complementing that with first-hand expertise and insights in strategy, operational execution, team-building, growth, technology, product development, networking and fundraising.

Kaszek’s investment strategy deliberately ignores short-term market noise and instead focuses on long-term secular trends and value-creation, understanding that it takes years and sometimes even decades to build longstanding iconic companies. This strategy has allowed Kaszek’s funds to deliver significant value creation, from $3 billion in combined historical entry market value for all of Kaszek’s investments to date to $66 billion in current market value, considering both exited investments and the valuations achieved in the most recent financing rounds for current portfolio companies. This represents an approximate 19x return on total invested capital across Kaszek’s ecosystem, a testament to Kaszek’s unique prowess in identifying technology winners.

Today Kaszek has a diversified platform of funds, including early-stage funds, which invest in seed, series A, or series B rounds, and opportunity funds, which invest from series C rounds up to pre-IPO financing, mainly in companies included in its early-stage portfolios. In all of its investments, Kaszek expects to support founders through several rounds.

Kaszek has built strong partnerships with leading global and regional investors, including Berkshire Hathaway, Sequoia, Tiger, Softbank, Ribbit, Accel, GreenOaks, Founders Fund, D1, Bezos Expedition, Tencent, GIC, and CPPIB, which have acted as co-investors or follow-on investors in many of Kaszek’s investments. The combined capacity of Kaszek and these investors has allowed Kaszek’s portfolio companies to raise a combined total of over $12.2 billion to date. Separately, Kaszek’s investor base of limited partners also includes world-class institutional investors, such as Sequoia Heritage, Wesleyan University, Horsley Bridge Partners, The David and Lucile Packard Foundation, University of Michigan and Washington University in St. Louis, many of which have invested in Kaszek’s various funds since 2011.

Kaszek has a formidable sourcing and screening capability, having rigorously reviewed more than 15,000 start-ups and deeply interviewed more than 6,000 founding teams to date. Through this disciplined process, Kaszek has developed a valuable network of relationships across the tech ecosystem in Latin America, which has proven critical to identify sector champions very early on and then support them throughout their scaling journey. Some of Kaszek’s flagship investments to date include:

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Nubank: the world’s largest independent digital bank (based on the number of customers), serves over 40 million customers, and is one of the most valuable fintech companies globally. It has significantly disrupted Brazil’s inefficient financial system and expanded to become a regional and global player. Kaszek invested $1 million in Nubank’s seed round for a 10% stake and Nubank has since raised over $2 billion, achieving a $30 billion valuation in its latest financing round, which was led by Berkshire Hathaway.

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Kavak: a safe and reliable platform to sell or buy a used car in Latin America. After initially launching in Mexico City, it has expanded throughout Mexico as well as in Argentina and Brazil. Kaszek has helped Kavak to became the first unicorn in Mexico’s history in 2020 and subsequently achieve a $4 billion valuation in its latest financing round closed in April 2021.

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QuintoAndar: end-to-end solution for long-term rentals and connecting home buyers to sellers, with a platform that operates in 40 cities across Brazil. Kaszek initially invested at a $15 million valuation in the seed round and QuintoAndar has since raised over $700 million, achieving a $5 billion valuation in its latest financing round closed in August 2021, which was co-led by Greenoaks and Tencent.

We believe MELI Kaszek Pioneer will significantly benefit from Kaszek’s superior reach within the tech ecosystem in Latin America as well as its reputation as unicorn-builder across sectors and geographies, providing a unique value proposition for leading entrepreneurs and investors in the most compelling business combination targets.

With respect to the foregoing examples, past performance by our management team, MELI, Kaszek or our sponsor is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of MELI, Kaszek, our sponsor or our management as indicative of our future performance. See “Risk Factors—Past performance by MELI, Kaszek, our sponsor and our management team, may not be indicative of future performance of an investment in us.” For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the Company, please refer to “Management—Conflicts of Interest.”

Market Opportunity

Latin America is a very attractive and sizeable economy, with 650 million people, a $4.2 trillion GDP and high growth and economic development potential.

The region has experienced a digital transformation over the last decades, similar in many ways to the U.S. experience but also positively reinforced by that market’s developments, driven by innovators and disruptors, such as MELI and Kaszek, our management team and Kaszek’s portfolio companies. This transformation has coincided with attractive demographics, with a young population that is highly receptive to technology and adopts new technology fast. Smartphone penetration in Latin America is expected to reach 74% of the population by 2022, from 69% in 2019, while internet penetration currently stands at 72% of population compared to 55% globally according to Statista and Internet World Stats. This favorable digitalization trend has been further accelerated by the effects of the COVID-19 pandemic.

In the last two decades, there has been significant disruption across key sectors of everyday life, including retail, financial services, logistics, education and healthcare, and we believe this has fostered social mobility and improved overall socioeconomic conditions. Specific examples of this disruptive trend include the e-commerce and fintech sectors, where MELI and some of Kaszek’s portfolio companies have been at the forefront. According to E-Marketer, in Latin America, the retail e-commerce sales sector has grown at an 21.7% CAGR in US dollar terms in the 2018-2021 period, and its penetration as a percentage of total retail sales has increased from 3.5% to 6.2% over the same period. Regarding the Fintech sector in Latin America, the usage of digital banking platforms in the two most important markets in the region, Brazil and Mexico, has reached 83% and 76% of the banking population, respectively, significantly above the usage level in the US which currently stands at 62% of the banking population, according to Deloitte Center of Financial Services analysis.

Aspirational success stories such as MELI and sustained venture capital activity, both from regional firms such as Kaszek and global firms including many of Kaszek’s co-investors, have been instrumental to the development of the private tech companies that have surfaced in the region. Venture capital investments into the technology sector in Latin America have been consistently increasing in recent years, growing at a 47% CAGR in the 2015-2020 period, according to Statista. We believe this has been a consequence of various elements that have positively reinforced each other, including:

-	Sustained high growth of the leading disruptors, which has led to increasing needs for growth capital;

-	Highly attractive new companies continuing to emerge at an accelerated pace across verticals, presenting new opportunities for investors; and

-	Successful performance of venture capital pioneers, such as Kaszek, attracting both new market participants and higher amounts of capital into incumbent firms.

All of these positive drivers have led to a multiplication of “unicorns,” startup companies in Latin America that achieved a valuation of over $1 billion in a fundraise, M&A transaction or equity offering, from only four in 2016 to more than 30 today, and more companies reaching valuations of $500 million or more.

Many of these investments are currently entering into a maturing phase for the private market and could potentially start to be impacted by the relative lack of permanent capital in the region. In this context, an initial public offering would allow these leading disruptors to expand their funding sources and access to capital while improving their visibility both regionally and globally. However, IPO activity for the sector has so far been relatively limited compared to the private market’s development, to some extent as a result of the limitations that local capital markets present for high-growth tech companies. Currently the aggregate market capitalization for all public Latin American technology companies only represents 3.0% of the region’s GDP, compared to 111.3% of GDP for the United States, according to according to Bloomberg and The World Bank.

Tech founders in the region see the United States as their aspirational listing venue as a result of the following elements among others:

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Highly successful precedents of U.S.-listed tech companies to date: including MELI, Globant, Stone, XP, PagSeguro, Arco and DLocal. These companies have delivered high returns in U.S. dollar terms and outperformed relevant market benchmarks.

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Presence of most of their relevant global comparables in that market: we believe this has been one of the factors that has allowed MELI’s trading multiples to increase by over 10 times in the last decade, converging towards those of its world-class global peers.

-	Tech-savviness of the investor base: including investors that have already entered into some of the leading private tech companies in the region in the context of their most recent financing rounds.

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Deeper liquidity pools. The U.S. market has issuance levels greater than the Latin American market as reflected by the aggregate number of IPOs and follow-on offerings in the last three years (3,173 vs 192, respectively(1)). Additionally, when comparing the aggregate market capitalization of both markets, the U.S. market is preferred considering its total market capitalization of $59.68 trillion vs $1.46 trillion in Latin America(2).

(1)

Considers U.S. listed only IPOs and follow-on offerings with an aggregate value over $50 million for the United States and Latin American listed only IPOs and follow-on offerings with an aggregate value over $50 million as of January 1, 2018.

(2)

Considers the NYSE Composite and NASDAQ Composite indices for the United States and Argentina’s Merval, Brazil’s BOVESPA, Chile’s IPSA, Colombia’s COLCAP, Mexico’s MEXBOL and Peru’s S&P/BVL indices for Latin America as of June 30, 2021.

We believe that the Latin America technology sector is at the onset of a new wave of disruption driven by new sources of capital and public-ready targets across industries. In this context, SPACs represent a very attractive alternative for tech companies to access the United States market and we believe our pioneering combination of the world-class leading company and investor in the region and sector provides us with a unique positioning to take advantage of this opportunity.

Business Strategy and Combination Criteria

MELI and Kaszek’s complementary skillset, hands-on and value-add approach, developed during more than two decades of operating and investing in the Latin America technology sector, uniquely positions us to identify and unlock the next landmark technology business in the region.

We believe we present a best-in-class proposition for both investors and targets as well as clear differentiation from conventional SPACs. MELI and Kaszek’s extensive combined network provides us with direct access to deal flow as well as market intelligence and industry expertise to conduct thorough diligence in an efficient and timely way.

Our Acquisition Criteria

We will focus our disciplined search on a proprietary pipeline of targets to which we can uniquely add value through a partnership and which present most of the different elements in our core acquisition criteria, which include the below.

Category champions with massive growth potential: We believe that these companies present a combination of (i) focus on a large addressable market with favorable tailwinds and demonstrated ability to deliver growth, organically and / or inorganically, (ii) proven disrupting business models, having created a product or service that has displaced incumbents and being uniquely poised for further innovation and growth and (iii) sustainable market dominance, with a demonstrated competitive advantage supported by key elements such as a differentiated and identifiable technology, product offering and strong brand. MELI and Kaszek have a unique understanding of what it takes to become such a company, having founded MELI and led it to become a world-class technology player and having identified early on the companies that are following in MELI’s footsteps and leading the second wave of technology disruption in the region, such as Nubank, Kavak, QuintoAndar, Creditas and MadeiraMadeira.

World-class and reliable founders: Latin America has consistently produced high-quality innovative entrepreneurs, which we believe have been one of the key factors behind the digital revolution experienced by the region. We believe we are uniquely positioned to identify, attract, and help develop the most successful founders in the market, given our sponsors’ highly aspirational brands and the relevant element of founder to founder recognition. MELI’s founder-led management has arguably represented the best-in-class team in the region, with continuous world-class execution and outstanding innovation. Additionally, Kaszek has a proven track record of identifying winning technology trends and partnering with the most successful entrepreneurs, having closely witnessed the evolution of most founders and teams since early stages and thus getting a unique sense of who have the potential to be the most consistent and reliable ones.

Readiness to excel in public markets: We will look for targets that are ready to benefit from becoming a public company as well as capitalize on our combined experience in sourcing financing and navigating public markets. This universe includes targets that have either achieved, or are well on track to achieve, sound financial performance and consistent value creation for their shareholders. Our team has a first-hand understanding of the intricacies of listing a Latin American company in the U.S. market, having led the initial public offering of one of the largest public companies in the region, MELI. Moreover, our team also has a unique understanding of what it takes to successfully and consistently perform in the public markets.

Separately, Kaszek has a proven track record of supporting founders and their teams evolve into world-class executives, helping companies to attract the most demanding institutional capital in the world and closely guiding companies from their early days until they are public-ready.

Positive social and environmental impact and values that are consistent with our sponsor: We are deeply inspired by the mission behind MELI’s foundation, “Democratize commerce and financial access,” which was then widely reflected in Kaszek’s investment track record. We will target companies that have demonstrated that it is possible to leverage innovation and entrepreneurial vocation to tackle the main structural challenges in Latin America, including social inequality, financial inclusion, access to health and education, jobs creation and general high transaction inefficiencies. In a region that has historically struggled with long-term economic growth, we believe the technology-enabled sector is uniquely poised to deliver positive and tangible impact, leading the way toward sustainable development.

Value Creation Capabilities

Our objective is to become the best strategic partner for a founder-led and high growth tech disruptor by entering into a long-term relationship that will allow it to fully leverage our sponsor’s diverse skill sets and businesses. We believe we can have a significant transformational effect on partner companies, improving our target’s value proposition, allowing it to gain market share and thus taking it to the next level of growth. We believe this will in turn lead to significant value creation for all stakeholders.

First and foremost we believe MELI Kaszek Pioneer aggregates MELI’s and Kaszek’s experience, know-how and access to the Latin American technology ecosystem, which provides a distinctive ability to identify long-term leading technology companies.

Additionally, we believe we have the potential to unlock further value in our target through partnerships with the MELI ecosystem. We believe MELI’s leading comprehensive technology ecosystem in the region can provide immediate growth to drive economies of scale and improve unit economics. We envision different opportunities to materialize synergies:

Companies integrated with MELI’s supply chain ecosystem: Targets that provide products and services that are adjacent to MELI’s business and that may thus benefit from deeper commercial relationships and piggyback on the company’s sustained growth. These would include targets in sectors such as logistics, payments infrastructure, EdTech and enterprise software, among others.

Companies benefiting from MELI’s distribution and market intelligence: Targets that could deliver complementary solutions to MELI’s current offering. These would include targets in sectors such as PropTech, mobility and delivery, AdTech and gaming, among others.

Companies offering solutions that may bundle with MELI’s existing products and services: Targets that together with MELI could jointly maximize coverage across MELI’s core business categories. These would include targets in sectors such as Fintech, namely specialty lending, e-commerce and marketplaces, among others.

Companies that stand ready to benefit from unique best-practice-sharing agreements: These could encompass technology, marketing, human resources, finance, risk management and governance, among other areas.

Finally, we believe there are further synergies with the organizations of MELI and Kaszek that go beyond business development opportunities but that nonetheless can be of great value to potential targets:

Extensive operational alpha and investing experience: MELI’s and Kaszek’s operations reflect top standards of excellence. Together they represent a unique combination that will allow us to offer bespoke support to potential targets, to successfully identify and implement value enhancing initiatives, and to help develop and train the target’s different teams, if required.

Unparalleled reputational endorsement: Association with MELI and Kaszek will strengthen the target’s public image and brand recognition.

Growth acceleration through ecosystem-building and regional expansion: A target currently focused on a few core geographies or one vertical and a few products and services could further enhance its growth track record by leveraging MELI’s and Kaszek’s broad regional footprint and proven track record creating integrated and synergistic platforms to expand into other markets and verticals.

Deep local and global connectivity: A target could leverage MELI’s and Kaszek’s combined ecosystem of local and global networks, including world-class institutional investors, founders and management teams of public and private companies, which will facilitate potential new partnerships.

Alignment with our Investors and Target

In addition to the unique proposition that our sponsor and its affiliates represent for the SPAC market and the technology sector in Latin America, we believe MELI Kaszek Pioneer’s structure differentiates us from other SPACs in Latin America and aligns incentives better than a typical blank check company.

Long-term and performance-based alignment

Both of our sponsors have historically been focused on sustainable success in the long-term vs. prioritizing short term gains and have a strongly performance-based culture. We understand very well that it takes years and sometimes even decades to build winners, as was the case for MELI and as it is contemplated in the term for Kaszek’s funds, which is a minimum of 10 years leading to long-standing investments in most of Kaszek’s portfolio companies. Therefore, we are looking to partner with investors and targets that share our long-term commitment to endeavors.

Based on these guiding principles, we have structured a major portion of our sponsor economics with a variable component which will depend on share price performance, only achieving most of our potential sponsor economics after having delivered strong returns for our investors, which will incentivize us to remain deeply committed to our target in the long-term. The founder shares will only provide our sponsor with significant value if our public shares, following our initial business combination, experience price appreciation, which we believe aligns our interests with the interests of both our public shareholders and continuing shareholders of any targets we may seek to acquire. Importantly, unlike most other SPACs, our sponsor will receive a financial benefit that is directly related to the value that is created for investors.

Forward Purchase Agreement

We will enter into a forward purchase agreement with our sponsor, pursuant to which our sponsor has committed that it will to purchase from us 5,000,000 Class A ordinary shares, at a price of $10.00 per share, for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination. The obligations under the forward purchase agreement will not depend on whether any Class A ordinary shares are redeemed by our public shareholders. We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreement with our sponsor. The forward purchase is intended to provide us with appropriate funding for our initial business combination and further align our sponsor’s incentives with those of all stakeholders. We expect that this commitment will further provide confidence to the market about our ability to successfully complete a business combination.

We believe the combination of a performance-based structure for our sponsors’ economics and their substantive capital commitment, combined with MELI Kaszek Pioneer’s other attractive differentiating elements, will be instrumental in sourcing a best-in-class target for our business combination and thus deliver strong returns to our investors. All of the key elements for our structure are explained further elsewhere in this prospectus.

Our Team

Our Company reunites the pioneer and founder team of MELI, which includes Hernan Kazah and Pedro Arnt, Co-Chief Executive Officers of our SPAC, as well as Marcos Galperin (MELI’s co-founder, president and chief executive officer), Nicolás Szekasy (Kaszek’s co-founder and managing partner), Stelleo Tolda (MELI’s president of commerce), Osvaldo Gimenez (MELI’s president of Fintech) and Daniel Rabinovich (MELI’s chief operating officer), who will serve as special advisors to the Company, providing us with invaluable advice throughout our search for an initial business combination.

Our team is completed by Angel Uribe, our Chief Investment Officer, who while at TPG Growth has co-invested alongside the Kaszek team for the last four years before joining our Company, and world-class independent directors, who each have extensive experience working at or with leading technology companies and investment platforms both in the region and globally.

We believe the extensive and complementary skill-set and network of our team will be key to our pipeline and business combination efforts. Together, our team brings significant experience in almost every tech vertical, investment stage, and country in the region as well as in the United States, in roles that have been focused on value creation. Additionally, our combined team has an unparalleled track record of successfully bridging the region with US investors and its capital markets.

Our Management Team

Hernan Kazah—Chairman and Co-Chief Executive Officer: Mr. Kazah is a Co-Founder and Managing Partner at Kaszek. He is also a co-founder of MELI, where he worked for 12 years, initially as Chief Operating Officer until 2009 and then as Chief Financial Officer until 2011. Prior to MELI, Hernan worked as a Brand Manager at Procter & Gamble and was a finance analyst both at the UN Development Program and at a stock brokerage firm. Mr. Kazah currently sits on the boards of several of Kaszek’s portfolio companies, including MadeiraMadeira, DigitalHouse, CaminoEducação, Covalto (formerly known as CrediJusto), LaHaus, Sallve, and Valoreo. Mr. Kazah was selected “Endeavor Entrepreneur” in 1999, “Established Endeavor Entrepreneur” in 2009, as one of “The Outstanding Young Persons of Argentina” by the Junior Chamber International in 2004, and Entrepreneur Master of the Year 2018 by Ernst & Young Argentina. Hernan holds a Master in Business Administration from Stanford University and a Bachelor’s Degree in Economics, magna cum laude, from the University of Buenos Aires.

Pedro Arnt—Director and Co-Chief Executive Officer: Mr. Arnt is the Chief Financial Officer and Executive Vice President at MELI. Pedro has been with MELI since it was founded in 1999 and has held various roles in the company across different teams, providing him with a strong combination of operational and financial expertise. These roles include acting as MELI’s Chief Financial Officer since 2011 and previously holding the position of Vice President of strategic planning, treasury and investor relations. Mr. Arnt has thus actively participated in MELI’s transition from a private to a public company, playing an important role in capital markets, corporate finance, strategic planning and treasury initiatives. Pedro has also previously managed MELI’s customer service operations and initially led the business development and marketing teams as Vice President. Prior to joining MELI, Pedro worked for The Boston Consulting Group. Mr. Arnt holds a Master’s degree from the University of Oxford and a Bachelor’s degree, magna cum laude, from Haverford College.

Angel Uribe—Chief Investment Officer: Mr. Uribe joined our Sponsor in 2021 to lead SPAC investment activities. Previously, Mr. Uribe was a Partner at TPG Growth and TPG’s impact investment platform The Rise Fund, where he led the firm’s Latin America platform since joining in 2016 as a Senior Advisor. During his tenure at TPG, Angel led investments including ResultadosDigitais and DigitalHouse, and served on the board of both companies. Before joining TPG, Mr. Uribe spent 15 years leading private equity investments in Latin America, mainly as a partner at Southern Cross Group, where he founded its Brazilian operation in 2007. Prior to Southern Cross, Angel was Chief Executive Officer of the Lagarde Winery in Argentina. Mr. Uribe holds a Master of Business Administration and graduated with honors from Austral University in Argentina; he also completed an Executive Program at Stanford University and graduated as Agricultural Engineer from UCA University in Argentina.

Our Independent Directors

Gregory Waldorf: Mr. Waldorf is the former CEO of Invoice2go, which was acquired by Bill.com in September, 2021. During his time as CEO of Invoice2go, Mr. Waldorf operated the software and payments company which served more than 200,000 small businesses globally and revolutionized how the world’s smallest businesses work. Prior to Invoice2go, Mr. Waldorf has a long history of involvement with leading technology businesses and a lifetime passion for entrepreneurship. During his career, he has contributed to many businesses as an executive leader, board member, entrepreneurial founder and early stage investor. His former experience includes being the Chief Executive Officer of eHarmony, where he led the company through an extended period of global growth, and being a Chief Executive Officer-in-Residence at Accel Partners. In addition to his executive roles, Mr. Waldorf has served on numerous private and public company boards in addition to his investments in many technology growth companies. Mr. Waldorf has recently served on the boards of Virta Health, Grupo Zap and Invoice2go, in addition to 11 years combined on the boards of Zillow and Trulia, where he served as Lead Director. Mr. Waldorf is a Senior Advisor to Sixth Street Partners and a Lecturer at Stanford University’s Graduate School of Business. Mr. Waldorf holds a Master of Business Administration from Stanford University and Bachelor of Arts from UCLA.

Jonathan Levav: Mr. Levav is a Venture Partner at Honeystone Ventures. He has extensive experience the King Philanthropies professor of marketing at Stanford Graduate School of Business. His research has been aimed at understanding consumers’ judgments and choices by using tools from experimental psychology as well as behavioral economics and is both basic and applied, from probability judgment to product customization decisions. Prior to joining Stanford he was a faculty member at Columbia Business School. Mr. Levav has been a winner of the Hillel Einhorn Young Investigator Award, awarded biennially by the Society for Judgment and Decision-Making. He holds a PhD in marketing from the Fuqua School of Business, Duke University, and AB in public and international affairs from Princeton University.

Catherine Ambrose: Ms. Ambrose is the Chief Executive Officer and a Board Member of the Global Private Capital Association (GPCA), the global industry association for private capital in Asia, Latin America, Africa, CEE and the Middle East. GPCA members include over 300 investors who together manage more than $2 trillion in assets across 130 countries. Ms. Ambrose is also a Steering Committee Member of the UN Institutional

Investor Partnership for Sustainable Development (IIPSD), an Advisory Board Member of the Association for Private Capital Investment in Latin America (LAVCA), a Board Member for Girls Write Now, a non-profit that mentors underserved young women in New York City. Prior to joining GPCA, Ms. Ambrose was President and Executive Director of LAVCA. Ms. Ambrose was also previously the Chief of Advocacy for the Commission on Legal Empowerment of the Poor, a UN initiative. From 1998 to 2005, Ms. Ambrose was Executive Director of Programs for The Economist Group. Ms. Ambrose holds a Master’s Degree of Public Administration and International Economic Policy from Columbia University, Bachelor of Arts in Latin American Studies from St. Lawrence University & the University of Madrid.

Our Special Advisors

In addition to our management team, we will be supported by the following special advisors, who were part of the teams that founded MELI and Kaszek and/or are currently key executives of those institutions. As such, we believe that their interests are aligned with our success. We currently expect our special advisors to (i) assist us in sourcing and negotiating with potential business combination targets, (ii) provide business insights when we assess potential business combination targets and (iii) upon our request, provide business insights as we work to create additional value in the business or businesses that we acquire. In this regard, our special advisors will fulfil some of the same functions as our board members; however, they will not owe any fiduciary obligations to us nor will they perform board or committee functions or have any voting or decision-making capacity on our behalf. They will also not be required to devote any specific amount of time to our efforts. None of our special advisors have ownership interests in our sponsor or purchased founder shares from our sponsor, and neither do they have any employment, consulting fee or other similar compensation arrangements with us.

Marcos Galperin: Marcos Galperin is the Chairman and Chief Executive Officer of MELI. He also serves on the boards of Televisa, a media company in Mexico, and Onapsis, a cyber-security company. Mr. Galperin also served as a director of Globant S.A. (NYSE: GLOB) until his resignation in April 2020. Prior to working with MELI, Mr. Galperin worked in the fixed income department of J.P. Morgan Securities Inc. in New York from June to August 1998 and at YPF S.A., an integrated oil company, in Buenos Aires, Argentina, where he was a Futures and Options Associate and managed YPF’s currency and oil derivatives program from 1994 to 1997. Mr. Galperin received a Master’s in Business Administration from Stanford University and graduated with honors from the Wharton School of the University of Pennsylvania.

Nicolás Szekasy: Nicolás Szekasy is a co-founder and Managing Partner of Kaszek Mr. Szekasy was Chief Financial Officer of MELI for nine years, where he led its $333 million initial public offering in 2007. Prior to MELI, Mr. Szekasy was at PepsiCo for seven years where he held multiple positions including Chief Financial Officer for the Southern Cone region of Latin America. He currently sits on the board of several of Kaszek’s portfolio companies, including QuintoAndar, Creditas, NuvemShop, NotCo, Sofia, Alice, Bitso, Belvo, Fintual and was a board member at Nubank between 2013 and 2021. Mr. Szekasy is the Chairman of the Board at LAVCA (Association for Private Capital Investment in Latin America), Board Member at Endeavor Global and is a Trustee at Universidad Torcuato Di Tella. Mr. Szekasy was invited to the Stanford Graduate School of Business as the Arjay Miller Distinguished CFO Lecturer in 2008 and was selected as Entrepreneur Master of the Year 2018 by Ernst & Young Argentina. He holds a Master’s Degree in Business Administration from Stanford University and a Bachelor’s Degree in Economics from the University of Buenos Aires.

Stelleo Tolda: Stelleo Tolda has been MELI’s Commerce President since August 2020. Prior to this position, from 2019 until August 2020, Mr. Tolda was MELI’s Chief Operating Officer (Commerce), and from 2009 until 2019, MELI’s Chief Operating Officer. Prior to this appointment, he served as a senior vice president and as MELI’s country manager of Brazil since 1999. In that role, he guided MELI to its current position as the leading e-commerce marketplace in Brazil. Before joining MELI, Mr. Tolda worked at Lehman Brothers Inc. in the United States in 1999, and at Banco Pactual and Banco Icatu in Brazil, from 1996 to 1997 and 1994 to 1996, respectively. He holds a Master’s in Business Administration from Stanford University and a Master’s degree and Bachelor’s degree in mechanical engineering, also from Stanford University.

Osvaldo Giménez: Osvaldo Giménez has been MELI’s Fintech President since August 2020. Prior to this role, he was responsible for MELI’s MercadoPago operations, a position to which he was appointed to in

February 2004. Mr. Giménez joined MELI in January 2000 as country manager of Argentina and Chile. Before joining MELI, Mr. Giménez was an associate in Booz Allen and Hamilton and worked for Santander Investments in New York. Mr. Giménez received a Master’s in Business Administration from Stanford University and graduated from Buenos Aires Technological Institute with a Bachelor’s degree in industrial engineering.

Daniel Rabinovich: Daniel Rabinovich has been MELI’s Chief Operating Officer since August 2020. Prior to this role, from 2019 to August 2020, Mr. Rabinovich was MELI’s Chief Operating Officer (Product & Technology), and prior to that he served as MELI’s Chief Technology Officer, a position to which he was appointed in January 2011. Before his appointment as Chief Technology Officer, Mr. Rabinovich served as MELI’s vice president of product development since January 2009, having joined MELI in March 2000 as an application architect. Before joining MELI, he worked in the application architecture team at PeopleSoft. Mr. Rabinovich holds a Master’s degree in Technological Services Management from the Universidad de San Andres and graduated with honors from Buenos Aires University with a degree in information systems.

Initial Business Combination

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Our shareholders will not be provided with a copy of such opinion nor will they be able to rely on such opinion. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Unlike initial public offerings of other special purpose acquisition companies, investors in this offering will not receive any warrants (which typically would become exercisable following completion of our initial business combination).

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Initial Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, members of our management team have developed contacts from serving on the boards of directors of public companies.

This network has provided our management team with a flow of referrals that has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms, including one or more of the underwriters or one of their respective affiliates, or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In addition, the underwriters may provide these services without additional compensation. We will formally engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers, directors, special advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the Company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). In addition, commencing on the date of this prospectus, we will pay our sponsor $10,000 per month, for 24 months, for office space, secretarial, support and administrative services provided to members of our management team (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate). Any such payments prior to our initial business combination will be made from funds held outside the trust account. Other than the foregoing, there will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Kaszek or MELI, including our sponsor, or our executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent entity that commonly renders valuation opinions stating that such an initial business combination is fair to our Company from a financial point of view.

Members of our management team, including our independent directors, will directly or indirectly own founder shares and/or private placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Furthermore, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors.

Subject to their fiduciary duties under Cayman Islands law, none of our officers or directors who are also employed by our sponsor’s affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Certain of these officers and directors, however, have fiduciary and contractual duties to Kaszek and MELI and to certain companies in which Kaszek has invested, including the duty to offer acquisition opportunities to Kaszek funds or to companies of which they are officers or directors. These entities include MadeiraMadeira, GuicheVirtual, DigitalHouse, TiendaPago, Sallve, LaHaus, RemessaOnline (Beetech Global), CaminoEducação, Valoreo, Exactly, Mtrade and Covalto (formerly known as Credijusto Ltd.). For example, as a result of the contractual duties to Kaszek, certain officers and directors would be required to first present acquisition opportunities that fall within a Kaszek fund’s investment objectives or strategies to that fund, subject to their fiduciary duties as a matter of Cayman Islands law. Although we believe that many of the opportunities that would fall within Kaszek’s objectives or strategies may be different than the opportunities we would pursue (because of the growth stage of the relevant business or for other reasons), there may be certain opportunities that fall both within our investment strategy and Kaszek’s investment strategy. While these duties could limit the universe of potential acquisition targets available to us, we do not expect them to present in practice a significant conflict of interest with our search for an initial business combination.

In addition, our sponsor, MELI, Kaszek or their affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, MELI, Kaszek or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that these fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Financial Position

With funds available for a business combination initially in the amount of $291,250,000 (assuming no redemptions and including the amount that may be received pursuant to the forward purchase agreement), after payment of $8,750,000 of deferred underwriting fees (or $327,437,500 (assuming no redemptions and including the amount that may be received pursuant to the forward purchase agreement) after payment of $10,062,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval is currently required under the Companies Act for each such transaction.

TYPE OF TRANSACTION	WHETHER SHAREHOLDER APPROVAL IS REQUIRED

Purchase of assets	No

Purchase of stock, shares or other equity interests of target not involving a merger with the Company	No

Merger of target into a subsidiary of the Company	No

Merger of the Company with a target	Yes

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•	We issue ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then issued and outstanding (other than in a public offering);

•

Any of our directors, officers or substantial security holders (as defined by Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and the number of shares to be issued, or if the number of shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power issued and outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power issued and outstanding before the issuance in the case of any substantial security holders; or

•	The issuance or potential issuance of ordinary shares will result in our undergoing a change of control

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, our sponsor may acquire the forward purchase shares prior to or simultaneously with our initial business combination. In the event our initial shareholders, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial shareholders, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our initial shareholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the shareholder meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our initial business combination.

Limitations on Redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our Company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirements or we choose to seek shareholder approval for business or other reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed is contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a shareholder meeting, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Our initial shareholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Because the founder shares in the aggregate are entitled to 30% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, we would only need 6,500,001, or approximately 26%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and the over-allotment option is not exercised). These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is to be held. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Stock Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is to be held. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation if No Initial Business Combination is Consummated

Our amended and restated memorandum and articles of association provide that we will have only 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month period from the closing of this offering or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. However, if our initial shareholders, sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our initial shareholders, sponsor, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters of this offering and our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our Company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties under Cayman Islands law may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our Company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In	If we seek shareholder approval of our initial business combination, our initial shareholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business	If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001.

combination. There is no limit to the prices that our initial shareholders, directors, officers, advisors or their affiliates may pay in these transactions.

If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$250,000,000 of the net proceeds of this offering will be deposited into a U.S. based trust account at J.P. Morgan Chase Bank, N.A., (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $212,625,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$250,000,000 of the net proceeds of this offering held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	So long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must be with one or	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
more target businesses that together have a fair market value equal to at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the Company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the Company’s registration statement, to decide if he, she or it elects to remain a shareholder of the Company or require the return of his, her or its investment. If the Company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the shares of ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Business combination deadline	If we are unable to complete an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the Company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for the withdrawal of interest to pay our taxes, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Delivering stock certificates in connection with the exercise of redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is to	Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the Company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
be held. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our shareholders’ ability to	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Terms of Our Offering	Terms Under a Rule 419 Offering
vote all of their shares (including Excess Shares) for or against our initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies preparing for initial public offerings. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Facilities

We currently utilize office space at 78 SW 7th Street, Individual Office No. 07-156, Miami, Florida 33130 from our sponsor and its affiliates and the members of our management team. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers: Pedro Arnt, Hernan Kazah and Angel Uribe. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our Class A ordinary shares under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700,000,000 as of the last business day of the second fiscal quarter of that year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Pedro Arnt	48	Co-Chief Executive Officer and Director
Hernan Kazah	50	Co-Chief Executive Officer, Chairman and Director
Catherine Ambrose	57	Director nominee
Gregory Waldorf	53	Director nominee
Jonathan Levav	46	Director nominee
Angel Uribe	46	Chief Investment Officer

Board of Directors

Pedro Arnt has served as Co-Chief Executive Officer and Director since June 17, 2021. Mr. Arnt has served as Chief Financial Officer of MELI since June 1, 2011. Prior to his appointment as Chief Financial Officer, Mr. Arnt served in various capacities since joining MELI in December 1999. Mr. Arnt initially led the business development and marketing teams as vice president, and later managed MELI’s customer service operations. Mr. Arnt then held the position of vice president of strategic planning, treasury and investor relations, actively participating in MercadoLibre, Inc.’s transition from a private to a public company, and playing an important role in capital markets, corporate finance, strategic planning and treasury initiatives. Prior to joining MercadoLibre, Inc., Mr. Arnt worked for The Boston Consulting Group. He is a Brazilian citizen and holds a Bachelor’s degree, magna cum laude, from Haverford College and a Master’s degree from the University of Oxford.

Hernan Kazah has been our Co-Chief Executive Officer, Chairman and Director since June 17, 2021. Mr. Kazah co-founded and led the position as Chief Operating Officer of MELI from 1999 until 2009. From 2009 until 2011, Mr. Kazah was MELI’s Chief Financial Officer. In 2011, Mr. Kazah co-founded Kaszek, where he currently serves as Co-Founder and Managing Partner. Since its inception, Kaszek has raised more than $2 billion in seven different funds, becoming the largest Latin American Venture Capital firm. Prior to joining MercadoLibre, Inc., Mr. Kazah worked as a Brand Manager at Procter & Gamble and was a finance analyst both at the UN Development Program and at a stock brokerage firm. Mr. Kazah currently sits on the boards of several of Kaszek’s portfolio companies, including MadeiraMadeira, DigitalHouse, CaminoEducação, Covalto (formerly known as CrediJusto), LaHaus, Sallve and Valoreo. Mr. Kazah was selected “Endeavor Entrepreneur” in 1999, “Established Endeavor Entrepreneur” in 2009, as one of “The Outstanding Young Persons of Argentina” by the Junior Chamber International in 2004, and Entrepreneur Master of the Year 2018 by Ernst & Young Argentina. Mr. Kazah holds a Master’s of Business Administration from Stanford University and a bachelor’s degree in Economics, magna cum laude, from the University of Buenos Aires.

Catherine Ambrose has agreed to serve as a member of our board of directors. From 2007 to 2019, Ms. Ambrose was Executive Director of the Latin American Venture Capital Association (LAVCA), a Delaware incorporated 501c6 membership organization with 200 member firms. For the same period, she was also a member of the LAVCA board. At LAVCA, Ms. Ambrose interacted with the key private equity and VC investors active in Latin America on a daily basis, oversaw a research team that produces data on investment activity, and launched and managed a range of programs to promote the development of the private capital ecosystem in Latin America. In October 2019, LAVCA entered into a merger with the Global Private Capital Association (GPCA), another non-profit 501c3 incorporated in Delaware, but with a global scope covering Asia, Africa, CEE and the Middle East in addition to Latin America. In connection with that merger, Ms. Ambrose became chief executive officer and a board member of GPCA, a role which she continues to perform today. Ms. Ambrose also currently serves as director of Girls Write Now, where she also serves as the Finance Committee Chair.

Gregory Waldorf: Mr. Waldorf is the former CEO of Invoice2go, which was acquired by Bill.com in September, 2021. During his time as CEO of Invoice2go, Mr. Waldorf operated the software and payments company which served more than 200,000 small businesses globally and revolutionized how the world’s smallest businesses work. Prior to Invoice2go, Mr. Waldorf has a long history of involvement with leading technology businesses and a lifetime passion for entrepreneurship. During his career, he has contributed to many businesses as an executive leader, board member, entrepreneurial founder and early stage investor. His former experience includes being the Chief Executive Officer of eHarmony, where he led the company through an extended period of global growth, and being a Chief Executive Officer-in-Residence at Accel Partners. In addition to his executive roles, Mr. Waldorf has served on numerous private and public company boards in addition to his investments in many technology growth companies. Mr. Waldorf has recently served on the boards of Virta Health, Grupo Zap and Invoice2go, in addition to 11 years combined on the boards of Zillow and Trulia, where he served as Lead Director. Mr. Waldorf is a Senior Advisor to Sixth Street Partners and a Lecturer at Stanford University’s Graduate School of Business. Mr. Waldorf holds a Master of Business Administration from Stanford University and Bachelor of Arts from UCLA.

Jonathan Levav has agreed to serve as a member of our board of directors. Mr. Levav is the King Philanthropies professor of marketing at the Stanford Graduate School of Business. His research is aimed at understanding consumer’s judgments and choices by using tools from experimental psychology and behavioral economics. In particular, Mr. Levav studies the contextual factors that influence people’s choices and judgments. His research is both basic and applied—from probability judgment to product customization decisions. Mr. Levav received his PhD in marketing from the Fuqua School of Business, Duke University, and his AB in public and international affairs from Princeton University. Mr. Levav is the winner of the Hillel Einhorn Young Investigator Award, awarded biennially by the Society for Judgment and Decision-Making. Prior to joining Stanford he was a member of the faculty at the Columbia Business School.

Executive Officers

Angel Uribe has been our Chief Investment Officer since June 17, 2021. Mr. Uribe joined our Sponsor in 2021 to lead SPAC investment activities. Prior to that, Mr. Uribe was a Partner at TPG Growth and TPG’s impact investment platform The Rise Fund, where he led the firm’s Latin America platform since joining the firm in 2016 as a Senior Advisor. During his tenure at TPG, Angel led investments including ResultadosDigitais and DigitalHouse, and served on the board of both companies. Before joining TPG, Angel spent 15 years leading private equity investments in Latin America, mainly as a partner at Southern Cross Group, where he founded the firm’s Brazilian operation in 2007. Prior to Southern Cross, Angel was CEO of the Lagarde Winery in Argentina. Mr. Uribe holds a Master’s of Business Administration with honors from Austral University in Argentina and he completed an Executive Program at Stanford University. Mr. Uribe also Graduated as Agricultural Engineer from UCA University in Argentina.

Number and Terms of Office of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Holders of our founder shares will have the right to appoint all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. The term of office of the first class of directors, consisting of Catherine Ambrose and Jonathan Levav, will expire at our first general meeting. The term of office of the second class of directors, consisting of Gregory Waldorf, will expire at the second general meeting. The term of office of the third class of directors, consisting of Hernan Kazah and Pedro Arnt, will expire at the third general meeting. We may not hold an annual general meeting until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more chairman of the board, chief executive officer, chief financial officer, chief investment officer, chief business officer, president, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Catherine Ambrose, Gregory Waldorf and Jonathan Levav are “independent directors” as defined in Nasdaq rules and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

In connection with Mr. Uribe’s services as our Chief Investment Officer and other services provided to the sponsor, Mr. Uribe and our sponsor entered into an offer letter pursuant to which Mr. Uribe is entitled to receive a cash fee at a rate of $450,000 per annum paid by the sponsor in monthly installments from June 1, 2021 until the consummation of our initial business combination. Mr. Uribe’s relationship with our sponsor will terminate automatically upon consummation of our initial business combination and may be terminated earlier by either party for any or no reason. Other than as described above, none of our executive officers or directors have received any cash compensation for services rendered to us.

No compensation of any kind, including finder’s and consulting fees, will be paid by us to our sponsor, members of our management team, special advisors or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor $10,000 per month, for 24 months, for office space, secretarial, support and administrative services provided to members of our management team (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate). In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by the Company to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our sponsor, executive officers, directors, special advisors or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Catherine Ambrose, Gregory Waldorf and Jonathan Levav will serve as members of our audit committee, and Gregory Waldorf will chair the audit committee. All members of our audit committee are independent of and unaffiliated with our sponsor and our underwriters.

Each member of the audit committee is financially literate and our board of directors has determined that Gregory Waldorf qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Catherine Ambrose, Gregory Waldorf and Jonathan Levav will serve as members of our compensation committee. Gregory Waldorf will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-Chief Executive Officers’ compensation (if any) evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Co-Chief Executive Officers based on such evaluation;

•

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our sponsor of $10,000 per month, for 24 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate), no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. In accordance with Rule 5605(e)(2) of the Nasdaq listing rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The initial members of our nominating and corporate governance will be Catherine Ambrose, Gregory Waldorf and Jonathan Levav. Gregory Waldorf will serve as chair of the nominating and corporate governance committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq listing rules, all such directors are independent.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•

screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our form of the Code of Business Conduct and Ethics and our audit committee and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the Company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the Company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the Company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including MELI and Kaszek, which are affiliates of our sponsor. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which they have then-current fiduciary or contractual obligations (including MELI and Kaszek), they will honor their fiduciary or contractual obligations to present such business combination opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our amended and restated memorandum and articles of association provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Pedro Arnt	MercadoLibre, Inc.	E-commerce	Chief Financial Officer

Hernan Kazah	Kaszek	Investment	Co-Founder and Managing Partner
	MadeiraMadeira Ltd.	E-commerce	Director
	Guiche Virtual Ltd.	Bus Ticket Sales in Brazil	Director
	DigitalHouse Group Limited	Education	Director
	Tienda Pago Holdings, Ltd.	Lender	Director
	Sallve Holdings Ltd.	Retail	Director
	La Haus, Ltd.	Real Estate	Director
	Beetech Global	Money Transfer	Director
	Camino Education Ltd.	Education	Director
	Valoreo, Inc.	E-commerce	Director
	Covalto Ltd. (formerly known as Credijusto Ltd.)	Retail	Director
	Exafin Ltd.	Crypto	Director
	Cicada Technologies, Inc.	Fintech	Director

Catherine Ambrose	GPCA	Investment	Chief Executive Officer
	Girls Write Now	Non-profit Education	Director

Gregory Waldorf	Virta Health	Medical	Director
	Sixth Street Partners	Investment	Senior Advisor

Jonathan Levav	Stanford Graduate School of Business	Education	Professor

Potential investors should also be aware of the following other potential conflicts of interest:

•

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•

Our initial shareholders purchased founder shares prior to the date of this prospectus and will purchase private placement shares in a transaction that will close simultaneously with the closing of this offering. Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial shareholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or during any Extension Period. If we do not complete our initial business combination within the prescribed time frame, the private placement shares will expire worthless. Furthermore, our initial shareholders have agreed not to transfer, assign or sell (x) any of their founder shares and any Class A ordinary shares issuable upon conversion thereof and any forward purchase shares until the earlier to occur of: (A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Because each of our executive officers and director nominees will own ordinary shares directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•

Our sponsor will enter into a forward purchase agreement with us that will provide for the purchase by our sponsor of the forward purchase shares for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination.

Our amended and restated memorandum and articles of association provide that, subject to their fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in their capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a business combination target that is affiliated with Kaszek or MercadoLibre, Inc., including our sponsor, or our officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our Company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the Company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on Nasdaq, we will also pay our sponsor $10,000 per month, for 24 months, secretarial, support and administrative services provided to members of our management team (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate).

In addition, our sponsor or any of its affiliates may make additional investments in the Company in connection with the initial business combination, , although, other than the forward purchase agreement, our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. Because the founder shares in the aggregate are entitled to 30% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, we would need 6,500,001, or approximately 26%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and the over-allotment option is not exercised).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the shares offered by this prospectus, and assuming no purchase of shares in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our executive officers, directors and director nominees; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table also includes the private placement shares.

On June 17, 2021, our sponsor purchased 3,194,444 Class B ordinary shares and 9,126,984 Class L ordinary shares for an aggregate purchase price of $25,000 pursuant to a securities subscription agreement entered into between the sponsor and the Company. On September 10, 2021, the Company passed a special resolution to amend the authorized share capital of the Company to $50,000 divided into 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares and 1,000,000 preference shares by (i) redesignating the 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares and (ii) converting into stock the 3,194,444 issued Class B ordinary shares and reconverting and redesignating into 3,194,444 Class L ordinary shares. On September 10, 2021, the securities subscription agreement was amended to provide for the issuance of an additional 417,858 Class L ordinary shares such that, in the aggregate, our sponsor owns 12,739,286 Class L ordinary shares of which 1,639,286 are subject to forfeiture, if the over-allotment option is not exercised by the Underwriters. On September 10, 2021, our independent directors purchased membership interests in our sponsor entitling Gregory Waldorf to an indirect interest in 40,000 founder shares and each of Catherine Ambrose and Jonathan Levav to an indirect interest in 25,000 founder shares owned by our sponsor. In each case, such indirect interests correspond, in particular, to founder shares converting into Class A ordinary shares if following our initial business combination the price of our public shares equal or exceeds $10.00 for 20 trading days within a 30-day trading period such that the first price trigger is met. On the same date, our Chief Investment Officer, Angel Uribe, purchased membership interests in our sponsor entitling Mr. Uribe to an indirect interest in 4% of the founder shares owned by our sponsor. Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The post-offering percentages in the following table assume that the underwriters does not exercise their over-allotment option and that there are 25,900,000 ordinary shares issued and outstanding after this offering and the private placement.

	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary share
Name and Address of Beneficial Owner(1)		Before Offering	After Offering

MELI Kaszek Pioneer Sponsor LLC (our sponsor) (3) (4)	12,000,000	100%	32%

MELI Capital Ventures LLC(3) (4)	12,000,000	100%	32%

Kaszek Ventures Opportunity II, L.P. (3) (4)	12,000,000	100%	32%

Hernan Kazah	—	—	—

Pedro Arnt	—	—	—

Angel Uribe (5)	—	—	—

Gregory Waldorf (5)	—	—	—

Jonathan Levav (5)	—	—	—

Catherine Ambrose (5)	—	—	—

(1)

Unless otherwise noted, the business address for each of the following individuals is 78 SW 7th Street, Individual Office No. 07-156, Miami, Florida 33130. The business address for MELI Kaszek Pioneer Sponsor LLC and MELI Capital Ventures LLC 7 Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. The business address for Kaszek Ventures Opportunity II, L.P. is Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010, Cayman Islands.

(2)

Does not include Class A ordinary shares that may be issuable upon conversion of the founder shares. The founder shares will convert into Class A ordinary shares after our initial business combination, subject to adjustment pursuant to certain anti-dilution rights, as described herein, but only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination including three triggering events based on our shares trading at $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. Notwithstanding the foregoing, all founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange.

(3)

Interests shown consist of 900,000 private placement shares that the sponsor committed to purchase in a private placement that will occur simultaneously with the closing of this offering and 11,100,000 Class L ordinary shares held by our sponsor (assuming in each case no exercise of the underwriters’ over-allotment option), convertible only to the extent the trading price of the public shares exceeds certain market price thresholds after the initial business combination or in the event of specified strategic transactions that occur after the initial business combination, subject to certain anti-dilution adjustments as described elsewhere herein.

(4)

Represents the interest in the founder shares and private placement shares directly held by MELI Kaszek Pioneer Sponsor LLC. The managing members of MELI Kaszek Pioneer Sponsor LLC are Kaszek Ventures Opportunity II, L.P., a Cayman Islands exempted limited partnership and MELI Capital Ventures LLC, a Cayman Islands limited liability company controlled by MercadoLibre, Inc. Kaszek Ventures Opportunity II, L.P. and MELI Capital Ventures LLC may therefore be deemed to beneficially own the shares held by MELI Kaszek Pioneer Sponsor LLC. Kaszek Ventures Opportunity II, L.P. and MELI Capital Ventures LLC disclaim beneficial ownership of the shares held by MELI Kaszek Pioneer Sponsor LLC except to the extent of their pecuniary interest therein.

(5)

This individual does not beneficially own any of our ordinary shares. However, this individual has a pecuniary interest in the founder shares through his or her ownership of membership interests of our sponsor.

We expect that the initial shareholders will hold (in the aggregate, on an as-converted basis) 30% of our Class A ordinary shares issued and outstanding at the time of the closing of the initial business combination (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any forward purchase shares). In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including our initial business combination.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 900,000 private placement shares (or 975,000 shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share, or $9,000,000 in the aggregate (or $9,750,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. A portion of the purchase price of the private placement shares will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $250,000,000 (or $287,500,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. The private placement shares will have no right to liquidating distributions from our trust account if we do not complete our initial business combination within 24 months from the closing of this offering and cannot be tendered for redemption in connection with the initial business combination.

MELI Kaszek Pioneer Sponsor LLC, our sponsor and our executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares, Forward Purchase Securities and Private Placement Shares

The founder shares, private placement shares and any Class A ordinary shares issued upon conversion thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our initial shareholders and management team. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares and any Class A ordinary shares issuable upon conversion thereof and the forward purchase shares, until the earlier of A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) in the case of the private placement shares, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) by virtue of the limited partnership agreements or other applicable organizational documents of the Sponsor upon dissolution of the sponsor, (g) as distributions to limited partners or members of the Sponsor, (h) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our Sponsor, (i) to us for no value for cancellation in connection with the completion of an initial business combination, (j) in the event of our liquidation prior to our consummation of our initial business combination; or (k) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the founder shares, private placement shares and private placement shares that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A ordinary shares) pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, any Class A ordinary shares issuable upon conversion thereof and the forward purchase shares, until the earlier of (A) eighteen months after the completion of our initial business combination, or (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement shares, 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Pursuant to the forward purchase agreement, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares owned by our sponsor or the forward transferees, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such completion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 17, 2021, our sponsor purchased 12,321,428 Class L ordinary shares, par value $0.0001, for an aggregate purchase price of $25,000 (of which up to 1,607,143 Class L ordinary shares are subject to forfeiture). On September 10, 2021, the Company passed a special resolution to amend the authorized share capital of the Company to $50,000 divided into 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares and 1,000,000 preference shares by (i) redesignating the 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares and (ii) converting into stock the 3,194,444 issued Class B ordinary shares and reconverting and redesignating into 3,194,444 Class L ordinary shares. On September 10, 2021, the securities subscription agreement was amended to provide for the issuance of an additional 417,858 Class L ordinary shares such that, in the aggregate, our sponsor owns 12,739,286 Class L ordinary shares of which 1,639,286 are subject to forfeiture, if the over-allotment option is not exercised by the Underwriters.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 30% of the ordinary shares issued and outstanding after this offering. Up to 1,607,143 of the founder shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. The founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $10.00, $15.00 and $20.00 per share, in each case, as described in this prospectus.

Our sponsor may, in its discretion, transfer, directly or indirectly, its founder shares (including the Class A ordinary shares issued upon conversion thereof) to any affiliate transferee, subject to compliance with applicable securities laws. On September 10, 2021, our independent directors purchased membership interests in our sponsor entitling Gregory Waldorf to an indirect interest in 40,000 founder shares and each of Catherine Ambrose and Jonathan Levav to an indirect interest in 25,000 founder shares owned by our sponsor. In each case, such indirect interests correspond, in particular, to founder shares converting into Class A ordinary shares if following our initial business combination the price of our public shares equal or exceeds $10.00 for 20 trading days within a 30-day trading period such that the first price trigger is met.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 900,000 private placement shares (or 975,000 shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share, or $9,000,000 in the aggregate (or $9,750,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each private placement share entitles the holder to purchase one Class A ordinary share at $11.50 per share. The private placement shares may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

The founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination, including triggering events based on our shares trading at $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor pursuant to which pursuant to which our sponsor has committed that it will to purchase from us 5,000,000 Class A ordinary shares, at a price of $10.00 per share, for an aggregate purchase price of $50,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination. Our sponsor has agreed that it will not redeem any Class A ordinary shares held by them in connection with the initial business combination. The forward purchase shares will be identical to the public shares, respectively, except that the holders thereof will have certain registration rights, as described in this prospectus.

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase shares and Class A ordinary shares issuable upon exercise of the forward purchase shares. Please see “Description of securities—Registration and shareholder rights” for additional information.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with minimum funding level for our initial business combination. The forward purchase shares will be issued only in connection with the closing of the initial business combination.

We currently utilize office space at 78 SW 7th Street, Individual Office No. 07-156, Miami, Florida 33130 from affiliates of our sponsor. Subsequent to the closing of this offering, we will pay our sponsor $10,000 per month, for 24 months, for office space, secretarial, support and administrative services provided to members of our management team (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate). Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

In connection with Mr. Uribe’s services as our Chief Investment Officer and other services provided to the sponsor, Mr. Uribe and our sponsor entered into an offer letter pursuant to which Mr. Uribe is entitled to receive a cash fee at a rate of $450,000 per annum paid by the sponsor in monthly installments from June 1, 2021 until the consummation of our initial business combination. Mr. Uribe’s relationship with our sponsor will terminate automatically upon consummation of our initial business combination and may be terminated earlier by either party for any or no reason. Other than as described above, none of our executive officers or directors have received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our sponsor, executive officers, directors, special advisors or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of January 31, 2022 or the closing of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. The shares would be identical to the private placement shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private placement shares, which is described under the heading “Principal Shareholders—Registration Rights.”

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which they are the related party.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 500,000,000 shares of ordinary share, $0.0001 par value each, including 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary shares

Upon the closing of this offering, the following ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option), consisting of:

•	25,000,000 Class A ordinary shares issued as part of this offering;

•

11,100,000 Class L ordinary shares held by our initial shareholder, convertible only to the extent the trading price of the public shares exceeds certain market price thresholds after the initial business combination or in the event of specified strategic transactions that occur after the initial business combination, subject to certain anti-dilution adjustments as described elsewhere herein; and

•	900,000 Class A ordinary shares held by our initial shareholders (975,000 if the underwriters exercise their over-allotment option in full) issued as private placement shares.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and holders of our Class A ordinary shares and private placement shares will not be entitled to vote on either the appointment or removal of directors or continuing the Company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting.

On all other matters, except as required by law or the applicable rules of Nasdaq, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment of directors), and the affirmative vote of a majority of our founder shares is required to approve the appointment of directors. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are appointed for a term of three years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 464,000,000 of Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with the completion of our initial business combination. If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we may, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of our initial business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated

memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders, sponsor, officers and directors have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 6,500,001, or approximately 26%, of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and the over-allotment option is not exercised). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares held by them if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the Company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Private Placement Shares

The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders—Restrictions on Transfers of Founder Shares, Forward Purchase Securities and Private Placement Shares,” to our officers and directors and other persons or entities affiliated with our sponsor). As long as the private placement shares are held by our sponsor or its permitted transferees, the private placement shares will not be redeemable by us. If the private placement shares are held by holders other than our sponsor or its permitted transferees, the private placement shares will be redeemable by us. Holders of our private placement shares are entitled to certain registration rights. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement shares will be worthless. Further, if we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor, directors and officers have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination. Otherwise, the private placement shares are identical to the Class A ordinary shares sold in this offering.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $2,000,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares.

Founder Shares

The founder shares are identical to the public shares, and holders of the founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering or during any Extension Period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares and private placement shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares will convert into Class A ordinary shares after our initial business combination, as described herein, but only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination including three triggering events based on our shares trading at $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described below, and (iv) prior to the closing of our initial business combination, only our founder shares will have the right to vote on the election of our directors or continuing the Company in a jurisdiction outside the Cayman Islands during such time. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares and private placement shares held by them and public shares purchased by them during or after this offering in favor of our initial business combination.

If between the closing of our initial business combination and the five year anniversary of our initial business combination the price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, a certain portion of the founder shares will automatically convert into Class A ordinary shares at the conversion ratios for each such target achievement described below (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) such that the number of Class A ordinary shares issuable upon conversion of all founder shares (including founder shares) would equal, in the aggregate on an as-converted basis, be equal to 10%, 20% or 30% (based on varying triggers as discussed in more detail in this prospectus) of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares.

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10% at $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “First Price Trigger”);

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20% at $15.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Second Price Trigger”); and

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30% at $20.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Third Price Trigger”).

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $10.00 but does not exceed $15.00 for 20 trading days within a 30-trading day period, the First Price Trigger target achievement will be met, resulting in a certain portion of the founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 10% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares. In this case, assuming that no other ordinary shares or equity-linked securities are issued in the business combination and assuming no exercise of the over-allotment option, the founder shares would convert into an aggregate of 10% Class A ordinary shares if the first price trigger is met.

Additionally, if, for example, fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares is greater than $15.00 but does not equal or exceed $20.00 for 20 trading days within a 30-trading day period, the First Price Trigger and the Second Price Trigger target achievement will be met, resulting in a certain portion of the founder shares converting into a number of

Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 20% of the sum of the shares described above (subject to the same exclusions). Alternatively, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares is greater than $20.00 for 20 trading days within a 30-trading day period, the First Price Trigger, Second Price Trigger and Third Price Trigger target achievement will be met, resulting in all founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the founder shares, would represent 30% of the sum of the shares described above (subject to the same exclusions).

In the event of any liquidation, merger, share exchange, reorganization or other similar transaction is consummated after our initial business combination (“Strategic Transaction”) that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, then, immediately before the consummation of such Strategic Transaction, all of the then-outstanding founder shares will automatically convert into Class A ordinary shares, contemporaneously with the closing of such Strategic Transaction, at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including founder shares) in the aggregate on an as-converted basis, would represent no more than 30% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares.

All founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange.

Any conversion of founder shares described herein will take effect as a compulsory redemption of founder shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the founder shares convert into Class A ordinary shares at a rate of less than one to one. We expect that the initial shareholders will hold (in the aggregate, on an as-converted basis) 30% of our Class A ordinary shares issued and outstanding at the time of the closing of the initial business combination (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any forward purchase shares). In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including our initial business combination.

Except pursuant to limited exceptions as described under “Principal Shareholders—Restrictions on Transfers of Founder Shares, Forward Purchase Securities and Private Placement Shares,” our sponsor and our directors and executive officers have agreed not to transfer, assign or sell (i) any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) any of their private placement shares until 30 days after the completion of our initial business combination. We refer to such transfer restrictions throughout this prospectus as the lock-up. Our officers and directors are owners of our sponsor and, accordingly, will indirectly be subject to the lock-up.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares, voting together as a single class, may remove a member of the board of directors for any reason. Prior to the completion of our initial business combination, on all other matters, including any vote in connection with our initial business combination, and except as required by law or the applicable rules of Nasdaq, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Preferred Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preferred shares and provides that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Forward Purchase Shares

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor pursuant to which our sponsor has agreed to subscribe for $50,000,000 of Class A ordinary shares, for $10.00 per forward purchase share, in a private placement to close substantially concurrently with the closing of our initial business combination.

The proceeds from the sale of the forward purchase shares will not be deposited in the trust account. The forward purchase shares will have no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares, as long as they are held by our sponsor will have certain registration rights, as described in this prospectus. In addition, except pursuant to limited exceptions as described under “Principal Shareholders—Restrictions on Transfers of Founder Shares, Forward Purchase Securities and Private Placement Shares,” our sponsor has agreed not to transfer, assign or sell any of their forward purchase shares until the earlier to occur of: (A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. In all other respects, the terms of the forward purchase shares are expected to be identical to the terms of the public shares being issued in this offering.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with minimum funding level for our initial business combination.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 30.0% of our issued and outstanding ordinary shares upon completion of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.

Campbells LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Campbells LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and

(ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue negotiable shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Prior to the initial business combination the private placement shares and founder shares in the aggregate are entitled to approximately 32.4% of the combined voting power of the founder shares, private placement shares and holders of our public shares voting together as a single class (assuming all issued and outstanding shares are voted, the parties to the letter agreement have not acquired any Class A ordinary shares and assuming the underwriters do not exercise their over-allotment option). Our sponsor and its permitted transferees will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•

If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

•

Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our Company from a financial point of view;

•

If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above;

•

So long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•

If our shareholders approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber is a relevant financial business required to comply with the Anti-Money Laundering Regulations (2020 Revision) or is a majority-owned subsidiary of such a business; or

(b)

the subscriber is acting in the course of a business in relation to which a regulatory authority exercises regulatory functions and which is in a country listed by the Cayman Islands Anti-Money Laundering Steering Committee (“Equivalent Jurisdiction”) or is a majority-owned subsidiary of such subscriber; or

(c)	the subscriber is a central or local government organization, statutory body or agency of government in the Cayman Islands or an Equivalent Jurisdiction; or

(d)

the subscriber is a company that is listed on a recognized stock exchange and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership, or is a majority-owned subsidiary of such a company; or

(e)	the subscriber is a pension fund for a professional association, trade union or is acting on behalf of employees of an entity referred to in sub-paragraphs (a) to (d); or

(f)

the application is made through an intermediary which falls within one of sub-paragraphs (a) to (e). In this situation the company may rely on a written assurance from the intermediary which confirms (i) that the requisite identification and verification procedures on the applicant for business and its beneficial owners have been carried out; (ii) the nature and intended purpose of the business relationship; (iii) that the intermediary has identified the source of funds of the applicant for business; and (iv) that the intermediary shall make available copies of any identification and verification data or information and relevant documents.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Act (2021 Revision) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)    where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)    where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Class A ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. See “Description of Securities—Certain Anti-Takeover Provisions of our amended and restated memorandum and Articles of Association.”

Securities Eligible for Future Sale

Immediately after this offering we will have 25,000,000 (or 28,750,000 if the underwriters’ over-allotment option is exercised in full) Class A ordinary shares issued and outstanding, excluding any private placement shares, and 12,739,286 founder shares held by the sponsor that are subject to redemption to the extent that the Company does not complete an initial business combination or achieve certain market price criteria for its Class A ordinary shares. Of these shares, the Class A ordinary shares sold in this offering (25,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (on an as-converted basis, up to 11,100,000 founder shares if the underwriters’ over-allotment option is not exercised and 12,739,286 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement shares (900,000 shares if the underwriters’ over-allotment option is not exercised and 975,000 shares if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of Class A ordinary shares then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters exercise their over-allotment option in full), on an as-converted basis; or

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares, private placement shares and forward purchase shares, and the securities underlying the foregoing, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Shareholder Rights

The holders of the founder shares and Class A ordinary shares issuable upon exercise or conversion of the founder shares, the private placement shares and the private placement shares that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs in the case of the founder shares and private placement shares, as described in the following paragraph. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof, any of their private placement shares or any of their forward purchase shares until: (i) in the case of the founder shares, any Class A ordinary shares issuable upon conversion thereof and the forward purchase shares, the earlier of (A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement shares, until 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Pursuant to the forward purchase agreement, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares owned by our sponsor or the forward transferees, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such completion.

Listing of Securities

We have been approved to list our Class A ordinary shares on Nasdaq under the symbol “MEKA” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq.

INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling Class A ordinary shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our Class A ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Class A ordinary shares nor will gains derived from the disposal of the Class A ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of our Class A ordinary shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(2018 Revision)

Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (2018 Revision), the Financial Secretary undertakes with MELI Kaszek Pioneer Corp (“the Company”).

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

United States Federal Income Taxation

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the acquisition, ownership and disposition of our Class A ordinary shares by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Except as otherwise noted, all references to an “ordinary share” or our “ordinary shares” in this discussion are to our Class A ordinary shares only.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular U.S. Holder’s decision to purchase, hold, or dispose of our ordinary shares. In particular, this summary is directed only to U.S. Holders and Non-U.S. Holders that acquire our ordinary shares in this offering and hold the ordinary shares as capital assets. It does not address differing tax consequences that may be applicable to investors who may be subject to special tax rules, such as our sponsors, founders (or an officer, director, employee or affiliate thereof), or other holders of our Class B ordinary shares, banks and other financial institutions, brokers or dealers in securities or currencies, traders in securities electing to mark to market, life insurance companies, tax-exempt entities, regulated investment companies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, persons holding our ordinary shares as part of a hedging or conversion transaction or a straddle, former United States citizens or residents, nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of our ordinary shares.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ordinary shares that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such ordinary shares.

You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of our ordinary shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

U.S. Holders

Taxation of Distributions Paid on Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution of cash or property with respect to our ordinary shares that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in a U.S. Holder’s taxable income as ordinary dividend income on the day on which such U.S. Holder receives the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

Distributions in excess of our current and accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s tax basis in its ordinary shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such ordinary shares.

Subject to certain exceptions for short-term positions, dividends received by an individual with respect to the ordinary shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the ordinary shares will be treated as qualified dividends if:

•

the ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

•	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC.

We have been approved to list the ordinary shares on Nasdaq, and the ordinary shares will qualify as readily tradable on an established securities market in the United States so long as they are so listed.

There is no assurance, however, that we will not be treated as a PFIC for our current year or in the future, as described under “Passive Foreign Investment Company Rules” below. In addition, it is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent holders from satisfying the applicable holding period requirements. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” upon a sale, exchange or other disposition of our ordinary shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the ordinary shares so disposed of. Such a disposition could result from, for example, a redemption of our ordinary shares (as described below), including pursuant to our dissolution and liquidation in the event we do not consummate an initial business combination within the required time period. A U.S. Holder’s adjusted tax basis in its ordinary shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions (including deemed distributions) treated as a return of capital.

Gain or loss realized upon a sale, exchange or other disposition of our ordinary shares will be capital gain or loss, and will generally be long-term capital gain or loss if the ordinary shares have been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to limitations. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Redemption of Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,”, if a U.S. Holder’s ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (such open market transaction referred to as a “redemption” for the remainder of this discussion), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under the Code, the U.S. federal income tax treatment of such redemption will be as described under “—Taxation on the Disposition of Ordinary Shares” above. Whether a redemption of our ordinary shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any share constructively owned before and after the redemption. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of such U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such U.S. Holder, but also our ordinary shares that are constructively owned by such U.S. Holder as determined with reference to the Code, which may include ordinary shares owned by related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder.

A redemption of our ordinary shares will satisfy the “substantially disproportionate” test, if, among other requirements, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption is, less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by such U.S. Holder immediately before the redemption. Prior to our initial business combination the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable.

There will be a “complete termination” of a U.S. Holder’s interest if either (1) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (2) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such U.S. Holder does not constructively own any other ordinary shares

The redemption of the ordinary shares will not be “essentially equivalent to a dividend” if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the United States Internal Revenue Service (the “IRS”) has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders are urged to consult their tax advisors as to the tax considerations of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “—Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis such U.S. Holder has in its remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining tax basis.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending December 31, 2021. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), which we expect will be our 2021 taxable year, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year ending December 31, 2021 and, perhaps, after the close of our two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still be classified as a PFIC under the asset or income test depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending December 31, 2021. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2021 or any subsequent taxable year.

Although our PFIC status is determined annually based on the facts and circumstances at that time, if we are classified as a PFIC during a year in which a U.S. Holder holds our ordinary shares, such ordinary shares will continue to be treated as shares in a PFIC for all succeeding years during which they are held by the U.S. Holder, unless we cease to be a PFIC and the U.S. Holder makes certain “purging” elections with respect to the ordinary shares. The purging election creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an “excess distribution,” as described below. As a result of the purging election, the U.S. Holder will have a new tax basis and holding period in the ordinary shares. U.S. Holders should consult with their tax advisors about the application of the rules governing purging election to its particular circumstances.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares and the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to:

•

any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares, possibly including gain realized by reason of transfer of ordinary shares that would otherwise qualify as tax-free for United States federal income tax purposes; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine that we are a PFIC for any taxable year prior to our initial business combination, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC or of the required information to be provided.

As discussed above, if we are a PFIC for any taxable year, U.S. Holders of our ordinary shares that have made a QEF election will be taxed on their pro rata shares of our earnings and profits, whether or not distributed for such taxable year. In such case, a subsequent distribution of such earnings and profits that were previously included in a U.S. Holder’s income generally should not be taxable as a dividend to such U.S. Holder. The tax basis of a U.S. Holder’s ordinary shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. If a U.S. Holder has timely made a QEF election with respect to our ordinary shares for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such ordinary shares, or has purged the PFIC taint pursuant to a purging election (as described above), the special tax and interest charge rules do not apply to such ordinary shares and any gain recognized on the sale of such ordinary shares generally will be taxable as capital gain. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for any taxable year of us that ends within or with a taxable year of such U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and such U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless such U.S. Holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such ordinary shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as “marketable stock,” such U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year. If such U.S. Holder makes a valid mark-to-market election for the first taxable year of such U.S. Holder in which such U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, such U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. Such a U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. The mark-to-market election discussed above will not apply to any lower-tier PFIC. Accordingly, a U.S. Holder continues to be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above with respect to any lower-tier PFIC, notwithstanding a mark-to-market election for the ordinary share. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of such U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares are urged to consult their tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. An interest in us constitutes a “specified foreign financial asset” for these purposes. The understatement of income attributable to “specified foreign financial assets” in excess of $5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our ordinary shares that is not a U.S. Holder.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on dividends (including any constructive distributions treated as dividends) paid or deemed paid by us to the Non-U.S. Holder or on any gain attributable to a sale or other disposition of our ordinary shares. A person that otherwise would be a Non-U.S. Holder but that holds our ordinary shares in connection with a U.S. trade or business generally is subject to tax as a U.S. Holder, as described above.

Each investor that holds our ordinary shares is urged to consult its tax advisor with respect to the potential tax consequences to them of acquiring, holding, or disposing of our ordinary shares, including the potential consequences if such investor holds the ordinary shares in connection with the conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a holder’s U.S. federal income tax liability, if any. and may entitle such holder to a refund, provided that the requisite information is correctly and timely furnished to the IRS. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our ordinary shares, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative, BofA Securities, Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of Class A ordinary shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriters	Number of shares
BofA Securities, Inc.	10,000,000

Goldman Sachs & Co. LLC	7,500,000

Allen & Company LLC	3,750,000

J.P. Morgan Securities LLC	3,750,000

Total	25,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 3,750,000 Class A ordinary shares from the Company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 45 days.

The underwriters propose to offer the shares initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $0.12 per share.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 3,750,000 additional shares.

Paid by the Company

	No Exercise	Full Exercise

Per share(1)	$0.55	$0.55

Total(1)	$13,750,000	$15,812,500

(1)

$0.20 per share, or $5,000,000 in the aggregate (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), is payable upon the closing of this offering. Includes $0.35 per share, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination. Of such deferred commissions, up to $0.175 per share, or up to $4,375,000 (or $5,031,250 if the over-allotment option is exercised in full) may, at the sole and absolute discretion of our management team, be paid to any one or more of the underwriters in this offering.

We estimate that our out-of-pocket expenses for this offering will be approximately $3,000,000.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933. The company has also agreed to pay the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

We have not entered into any understanding or arrangement to engage, and are under no contractual obligation to engage, the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, the firms acting as underwriters for this offering (or their affiliates) may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. We may also pay the firms acting as underwriters for this offering (or their affiliates) a finder’s fee or other compensation for services rendered to us in connection with the completion of the business combination contemplated in this prospectus. Any compensation paid to the firms acting as underwriters for this offering (or their affiliates) for services provided to us after this offering will be fair and reasonable and determined at that time in an arm’s length negotiation. Any such compensation that is paid to, or any arrangement with respect to the payment of such compensation that is entered into with, such firms (or their affiliates) within 60 days from the date of this prospectus, may be considered by FINRA to be compensation with respect to this offering unless otherwise excluded from such characterization under applicable FINRA rules.

Because the underwriters for this offering are entitled to the deferred portion of their underwriting compensation only if an initial business combination is completed within the specified timeframe, and any additional compensation to such firms (or their affiliates) for the other services described above may also be conditioned on closing of a business combination transaction, these firms (and their affiliates) may have a potential conflict of interest in connection with the provision of such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

If the Company does not complete its initial business combination within the time period required by its amended and restated memorandum and articles of association, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, together with any interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s taxes, to the public shareholders.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. After the initial offering of the shares, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company and its sponsors, officers, and directors have agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus; provided, however, that the Company may (1) issue and sell the private placement shares, (2) issue and sell the additional shares to cover the underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares and the private placement shares and Class A ordinary shares issuable upon conversion of the founder shares and (4) issue securities in connection with a Business Combination. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The Company’s initial shareholders have agreed not to transfer, assign or sell (i) any of their founder shares (and any Class A ordinary shares issuable upon conversion thereof) or forward purchase shares until the earlier to occur of: A) eighteen months after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) any of their private placement shares until 30 days after the completion of our initial business combination, in each case except with respect to permitted transferees as described herein under “Principal Shareholders—Restrictions on Transfers of Founder Shares, Forward Purchase Securities and Private Placement Shares.” Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any founder shares. The Company refers to such transfer restrictions throughout this prospectus as the lock-up.

Prior to the offering, there has been no public market for the shares. The initial public offering price has been negotiated among the Company and the underwriters. The determination of the per share offering price was more arbitrary than would typically be the case if the Company was an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, the company’s management, the company’s capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to the company.

An application will be made to quote the Class A ordinary share on Nasdaq under the symbol “MEKA”.

In connection with the offering, the underwriters may purchase and sell shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq in the over-the-counter market or otherwise.

European Economic Area

In relation to each EEA Member State (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or (iii)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the units shall require the Company or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, this offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Company that:

(i)

it is a qualified investor within the meaning of the Prospectus Regulation; and (ii) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the Underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire shares in this offering.

United Kingdom

This Prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or (iii)in any other circumstances falling within Section 86 of the FSMA. provided that no such offer of the shares shall require the Company and/or any Underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, New York, New York, is acting as counsel in connection with the registration of our ordinary shares under the Securities Act. Campbells LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of the Cayman Islands law. Davis Polk & Wardwell LLP, New York, New York, advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of MELI Kaszek Pioneer Corp as of June 17, 2021 and for the period from May 27, 2021 (inception) through June 17, 2021 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

MELI KASZEK PIONEER CORP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MELI Kaszek Pioneer Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of MELI Kaszek Pioneer Corp (the “Company”) as of June 17, 2021, the related statement of operations, changes in shareholders’ equity and cash flows for the period from May 27, 2021 (inception) through June 17, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 17, 2021, and the results of its operations and its cash flows for the period from May 27, 2021 (inception) through June 17, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as of June 17, 2021, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

McLean, Virginia

July 23, 2021

MELI KASZEK PIONEER CORP

BALANCE SHEETS

	June 30, 2021	June 17, 2021
	(unaudited)	(audited)
Assets:
Deferred offering costs	$585,870	$333,391

Total assets	$ 585,870	$333,391

Liabilities and Shareholders’ Equity
Accrued offering costs	$558,975	$317,996
Promissory note - related party	11,500	—
Accounts payable and accrued expenses	1,019	1,019

Total current liabilities	571,494	319,015

Commitments and Contingencies

Shareholders’ Equity
Class L ordinary shares, $0.0001 par value; 35,000,000 shares authorized; 12,739,286 issued and outstanding (1)	1,274	1,274
Additional paid-in capital	23,726	23,726
Accumulated deficit	(10,624)	(10,624)

Total Shareholders’ Equity	$14,376	$14,376

Total Shareholders’ Equity	$ 585,870	$333,391

(1)	Includes up to 1,639,286 of Class L ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5)

The accompanying notes are an integral part of these financial statements.

MELI KASZEK PIONEER CORP

STATEMENTS OF OPERATIONS

	For the period from May 27, 2021 (Inception) through
	June 30, 2021 (unaudited)	June 17, 2021 (audited)
Formation costs	$10,624	$10,624

Net loss	$(10,624)	$(10,624)

Basic and diluted weighted average shares outstanding(1)	11,100,000	11,100,000

Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

(1)	Excludes up to 1,639,286 of Class L ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5)

The accompanying notes are an integral part of these financial statements.

MELI KASZEK PIONEER CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 27, 2021 (INCEPTION) THROUGH JUNE 17, 2021 (AUDITED) AND JUNE 30, 2021 (UNAUDITED)

	Class L Ordinary Shares
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Equity
Balance as of May 27, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class L ordinary shares to the Sponsor(1)	12,739,286	1,274	—	—	1,274
Additional paid-in capital	—	—	23,726	—	23,726
Net loss during the period	—	—	—	(10,624)	(10,624)

Balance as of June 17, 2021 (audited)(1)	12,739,286	$1,274	$23,726	$(10,624)	$14,376

Net loss during the period	—	—	—	—	—

Balance as of June 30, 2021 (unaudited)(1)	12,739,286	$1,274	$23,726	$(10,624)	$14,376

(1)	Includes up to 1,639,286 of Class L ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5)

The accompanying notes are an integral part of these financial statements.

MELI KASZEK PIONEER CORP

STATEMENTS OF CASH FLOWS

	For the Period from May 27, 2021 (Inception) through
	June 30, 2021	June 17, 2021
	(unaudited)	(audited)
Cash flows from operating activities:
Net loss	$(10,624)	$(10,624)

Changes in operating assets and liabilities:
Accrued offering costs, accounts payable and accrued expenses	10,624	10,624

Net cash used in operating activities	$—	$—

Net change in cash
Cash, beginning of the period	—	—

Cash, end of the period	$—	$—

Supplemental disclosure of cash flow information:
Payment by the sponsor of deferred offering costs in exchange for the issuance of Class L ordinary shares	$25,000	$25,000

Deferred offering costs included in accrued offering costs	$559,994	$319,015

Payment by the sponsor of deferred offering costs included in Promissory note - related party	$11,500	$—

The accompanying notes are an integral part of these financial statements.

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern

MELI Kaszek Pioneer Corp (the “Company”) is a Cayman Island exempted company structured as a blank check company incorporated in the Cayman Islands on May 27, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from May 27, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering), as described in Note 3. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is MELI Kaszek Pioneer Sponsor LLC (the “Sponsor”), a Cayman Islands limited liability company.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 25,000,000 ordinary shares at $10.00 per ordinary share (or 28,750,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 and the sale of 900,000 Class A ordinary shares (or 975,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share (approximately $9,000,000 in the aggregate or approximately $9,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Shares”) in a private placement to the Company’s Sponsors that will close simultaneously with the Proposed Public Offering. Each Private Placement Shares, is exercisable to purchase one share of the Company’s Class A ordinary shares. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Placement Share, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

The stock exchange listing rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable) at the time of the Company signing a definitive agreement in connection with the Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per ordinary share sold in the Proposed Public Offering, including the proceeds of the sale of the Private Placement Shares, will be held in a trust account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of the initial Business Combination;

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern (continued)

(ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the Proposed Public Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within 24 months from the closing of the Proposed Public Offering, the return of the funds held in the Trust Account to the public shareholders as part of redemption of the public shares.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their shares of Class A ordinary shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be approximately $10.00 per public share.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering and subsequently accreted to redemption value, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. The Company will have only 24 months from the closing of the Proposed Public Offering (the “Combination Period”) to complete the initial Business Combination. If the Company is unable to complete its initial business combination within such 24- month period from the closing of the Proposed Public Offering or during any Extension Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern (continued)

account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, there is no assurance that the Sponsor would be able to satisfy those obligations.

Going Concern Consideration

The financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. As of June 30, 2021 and June 17, 2021, the Company had no cash and a working capital deficiency of $571,494 and $319,015, respectively. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. Management plans to address this uncertainty through the Proposed Public Offering. There is no assurance that the Company’s plans to raise capital or to consummate an initial Business Combination will be successful or successful within the Combination period. In addition, management is currently evaluating the impact of the COVID-19 pandemic on the industry and its effect on the Company’s financial position, results its operations, close of the Proposed Public Offering and/or search for a target company. See further discussion of the Company’s assessment of the COVID-19 pandemic below.

The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The accompanying unaudited financial statements as of June 30, 2021 and for the period from May 27, 2021 (inception) through June 30, 2021 have been prepared in

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

accordance with U.S. GAAP for interim financial information and Article 8 of Regulations S-X. In the opinion of management of the Company, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from May 27, 2021 (inception) through June 30, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021. Amounts as of and for the period ended June 17, 2021 are audited, and amounts as of and for the interim period ended June 30, 2021 and thereafter are unaudited.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Recently Adopted Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with conversion and other options (Subtopic 470-20) and derivatives and hedging — contracts in entity’s own equity

Note 2 — Significant Accounting Policies (continued)

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (continued)

(subtopic 815-40): accounting for convertible instruments and contracts in an entity’s own equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. ASU 2020-06 is applicable for fiscal years beginning after December 31, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. ASU 2020-06 is to be applied using a full retrospective method or a modified retrospective method as outlined in the guidance. The early adoption of ASU 2020-06 did not have an impact on the Company’s results of operations, financial condition, or cash flows, based on the current information.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash and cash equivalents as of June 30, 2021 and June 17, 2021, respectively.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and June 17, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture. Weighted average shares

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (continued)

were reduced for the effect of an aggregate of 1,639,286 of Class L ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). As of June 30, 2021 and June 17, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2021 and June 17, 2021, the Company has not experienced losses on this account. The Company places its cash with major banks and monitors the credit rating of such banks.

Fair Value of Financial Instruments

ASC Topic 820, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.

Fair value measurements are classified on a three-tier hierarchy as follows:

Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance and remeasured at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative financial instruments is evaluated at the end of each reporting period. There were no derivative financial instruments as of June 30, 2021 and June 17, 2021.

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (continued)

Recent Accounting Standards

The Company has considered all new accounting standards and has concluded that there are no new standards that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company will offer for sale 25,000,000 (or 28,750,000 ordinary shares if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per ordinary share. Each ordinary share will consist of one share of Class A ordinary shares.

Note 4 — Private Placement

The Sponsor has agreed to purchase an aggregate of 900,000 Private Placement Shares (or 975,000 Private Placement Shares if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share, for an aggregate purchase price of $9,000,000 (or $9,750,000 if the over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

A portion of the proceeds from the Private Placement Shares will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination the Private Placement Shares will expire worthless.

The Private Placement Shares will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsors or its permitted transferees.

Note 5 — Related Party Transactions

Founder Shares and Sponsor

As of June 17, 2021, the Sponsors have paid $25,000 on behalf of the Company to cover Company expenses in consideration for 3,194,444 shares of Class B ordinary shares and 9,126,984 shares of Class L ordinary shares. On September 10, 2021, the Company passed a special resolution to amend the authorized share capital of the Company to $50,000 divided into 464,000,000 Class A ordinary shares, 35,000,000 Class L ordinary shares and 1,000,000 preference shares by (i) redesignating the 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares and (ii) converting into stock the 3,194,444 issued Class B ordinary shares and reconverting and redesignating into 3,194,444 Class L ordinary shares. On September 10, 2021, the securities subscription agreement was amended to provide for the issuance of an additional 417,858 Class L ordinary shares such that, in the aggregate, our sponsor owns 12,739,286 Class L ordinary shares of which 1,639,286 are subject to forfeiture, if the over-allotment option is not exercised by the Underwriters. The number of founder shares issued was determined based on the expectation that the founder shares would represent 30% of the ordinary shares upon completion of the Proposed Public Offering. The Sponsors will forfeit up to 1,639,286 founder shares depending on the extent to which the underwriter’s over-allotment option is not exercised.

The Sponsor, officers and directors of the Company have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

vote to approve an amendment to the Company amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company has not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if the Company fails to complete the initial business combination within 24 months from the closing of the Proposed Public Offering or during any Extended Period, although they will be entitled to liquidating distribution from the trust account with respect to any public shares they hold if the Company fails to complete an initial business combination within such time period. If the Company submits an initial business combination to the Company’s public shareholders for a vote, the Company’s initial shareholders have agreed to vote their founder shares and private placement shares held by them and any public shares purchased by them during or after the Proposed Public Offering in favor of the initial business combination.

The Sponsors have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) eighteen months after the completion of the initial business combination, (B) subsequent to the initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $13.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination or (C) the date on which the Company complete a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any founder shares will not be subject to such restrictions on transfer.

Promissory Note

On June 17, 2021 the Sponsors issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. The entire unpaid principal balance of this note shall be payable by the Company on the earlier of: (i) January 31, 2022 and (ii) the date on which the Company consummates an initial Proposed Public Offering of its securities or the definite abandonment of such public offering. The loan will be repaid upon the closing of the Proposed Public Offering as part of the offering expenses. As of June 30, 2021 and June 17, 2021, there was $11,500 and $0 outstanding under the Promissory Note, respectively.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsors or an affiliate of the Sponsors or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to it. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into shares, at a price of $10.00 per shares at the option of the lender. Such shares would be identical to the private placement shares. As of June 30, 2021 and June 17, 2021, no such Working Capital Loans were outstanding.

Note 5 — Related Party Transaction (continued)

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Administrative Services Agreement

The Company will enter into an agreement that will provide that, subsequent to the closing of the Proposed Public Offering and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, to the Company will pay the Sponsors a total of $10,000 per month for office space, secretarial, due diligence and administrative services.

Note 6 — Commitments and Contingencies

Registration and Shareholder Rights

The holders of the founder shares and Class A ordinary shares issuable upon exercise or conversion of the founder shares and forward purchase shares underlying the forward purchase shares and the holders of the private placement shares that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriters Agreement

The Company will grant the underwriters a 45-day option to purchase up to 3,750,000 ordinary shares additional to cover any over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. The underwriter will be entitled to a deferred fee of $0.35 per ordinary share, or $8,750,000 in the aggregate (or $10,062,500 if the underwriter’s over-allotment option is exercised in full). The deferred commissions to be released to the underwriters only on and concurrently with completion of an initial business combination.

Note 7 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and June 17, 2021, there were no shares of preferred stock issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue 464,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of June 30, 2021 and June 17, 2021, there were no Class A ordinary shares issued or outstanding.

Note 5 — Related Party Transaction (continued)

MELI KASZEK PIONEER CORP

NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholders’ Equity (continued)

Class L Ordinary Shares

The Company is authorized to issue 35,000,000 shares of Class L ordinary shares with a par value of $0.0001 per share. Holders of Class L ordinary shares are entitled to one vote for each share. As of June 30, 2021 and June 17, 2021, there were 12,739,286 shares of Class L ordinary shares issued or outstanding. See Note 5.

Note 8 — Subsequent Events

For the audited financial statements, management evaluated subsequent events and transactions that occurred after the balance sheet date, up to July 23, 2021, the date that the audited financial statements were issued.

For the unaudited financial statements, management evaluated subsequent events and transactions that occurred after June 30, 2021, the interim balance sheet date, up to September 21, 2021 the date the unaudited interim financial statements were issued.

Based on this evaluation, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than the following.

On September 10, 2021, the Company amended its authorized Share Capital by the re-designation of 6,805,556 unissued Class B ordinary shares into 6,805,556 Class L ordinary shares; and by the conversion into stock of the 3,194,444 issued Class B ordinary shares into 3,194,444 Class L ordinary shares. Additionally, on September 10, 2021 the Company carried out a bonus issue of shares by capitalising part of the Company’s share premium account (Additional Paid-In Capital), and applying that sum in paying up in full 417,858 Class L Ordinary Shares of $0.0001 each to be issued to the Sponsor.

On September 10, 2021, the Company amended its Memorandum and Articles of Association. Some of the key provisions include that the Class L ordinary shares will convert into Class A ordinary shares after the initial business combination only to the extent certain triggering events occur prior to the fifth anniversary of our initial business combination including three triggering events based on our shares trading at or above $10.00, $15.00 and $20.00 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in the offering prospectus. The Class L ordinary shares will be convertible into Class A ordinary shares at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares would equal, in the aggregate, on an as-converted basis, 10%, 20% and 30% of the sum of (i) the total number of all public shares and private placement shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable conversion of the founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) forward purchase shares.

All founder shares that have not been converted to Class A ordinary shares on the fifth anniversary of our initial business combination will be exchanged on such date, at the Company’s election, for an aggregate for all such founder shares of either (i) 100 Class A ordinary shares or (ii) cash, in an amount equal to the value of 100 Class A ordinary shares, based on the average market price of Class A ordinary shares over the period of five trading days ending two trading days before the date of exchange.

25,000,000 Class A Ordinary Shares

MELI Kaszek Pioneer Corp

PROSPECTUS

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Allen & Company LLC	J.P. Morgan

Until October 23, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary share, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

September 28, 2021